--------------------------------------------------------------------------------





                           PARAGON TRADE BRANDS, INC.

                                    AS ISSUER



                            PTB INTERNATIONAL, INC.,

                           PTB ACQUISITION SUB, INC.,

                                       AND

                               PTB HOLDINGS, INC.,

                                  AS GUARANTORS

                                  $182,000,000

                    11.25% SENIOR SUBORDINATED NOTES DUE 2005

                                    INDENTURE

                          DATED AS OF JANUARY 28, 2000

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                   AS TRUSTEE





--------------------------------------------------------------------------------

                              CROSS-REFERENCE TABLE

TIA SECTION                                                                       INDENTURE SECTION
Sec.310  (a)(1)..............................................................................7.10
         (a)(2)..............................................................................7.10
         (a)(3)..............................................................................N.A.
         (a)(4)..............................................................................N.A.
         (b)...........................................................................7.08; 7.10
         (c).................................................................................N.A.
Sec.311  (a).................................................................................7.11
         (b).................................................................................7.11
         (c).................................................................................N.A.
Sec.312  (a).................................................................................7.13
         (b)................................................................................13.03
         (c)................................................................................13.03
Sec.313  (a).................................................................................7.06
         (b)(1)..............................................................................N.A.
         (b)(2)..............................................................................7.06
         (c)..........................................................................7.06; 13.02
         (d).................................................................................7.06
Sec.314  (a)...........................................................................4.07; 4.18
         (b).................................................................................N.A.
         (c)(1).............................................................................13.04
         (c)(2).............................................................................13.04
         (c)(3)..............................................................................N.A.
         (d).................................................................................N.A.
         (e)................................................................................13.05
         (f).................................................................................N.A.
Sec.315  (a).................................................................................7.01
         (b)..........................................................................7.05; 13.02
         (c).................................................................................7.01
         (d).................................................................................7.01
         (e).................................................................................6.11
Sec.316  (a)(last sentence).................................................................13.06
         (a)(1)(A)...........................................................................6.05
         (a)(1)(B)...........................................................................6.04
         (a)(2)..............................................................................N.A.
         (b).................................................................................6.07
         (c)...........................................................................1.01; 2.11
Sec.317  (a)(1)..............................................................................6.08
         (a)(2)..............................................................................6.09
         (b).................................................................................2.04
Sec.318  (a)................................................................................13.01


N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.


                                TABLE OF CONTENTS
ARTICLE I.     DEFINITIONS AND INCORPORATION BY REFERENCE................................................1

   Section 1.01            Incorporation by Reference of Trust Indenture Act............................29
   Section 1.02            Rules of Construction........................................................29

ARTICLE II.    THE NOTES................................................................................30

   Section 2.01            Form and Dating..............................................................30
   Section 2.02            Execution and Authentication.................................................30
   Section 2.03            Registrar and Paying Agent...................................................32
   Section 2.04            Paying Agent To Hold Money in Trust..........................................33
   Section 2.05            Global Notes.................................................................33
   Section 2.06            Transfer and Exchange........................................................34
   Section 2.07            Replacement Notes............................................................35
   Section 2.08            Outstanding Notes............................................................35
   Section 2.09            Temporary Notes..............................................................36
   Section 2.10            Cancellation.................................................................36
   Section 2.11            Payment of Interest; Interest Rights Preserved...............................36
   Section 2.12            CUSIP Numbers................................................................38
   Section 2.13            Transfers, etc...............................................................38

ARTICLE III.   REDEMPTION...............................................................................39

   Section 3.01            Redemption of Notes; Notices to Trustee......................................39
   Section 3.02            Selection of Notes To Be Redeemed............................................40
   Section 3.03            Notice of Redemption.........................................................40
   Section 3.04            Effect of Notice of Redemption...............................................41
   Section 3.05            Deposit of Redemption Price..................................................41
   Section 3.06            Notes Redeemed in Part.......................................................41

ARTICLE IV.    COVENANTS................................................................................42

   Section 4.01            Payment of Notes.............................................................42
   Section 4.02            Maintenance of Office or Agency..............................................42
   Section 4.03            Money for the Note Payments to be Held in Trust..............................43
   Section 4.04            Corporate Existence..........................................................43
   Section 4.05            Maintenance of Property......................................................44
   Section 4.06            Payment of Taxes and Other Claims............................................44
   Section 4.07            SEC Reports..................................................................44
   Section 4.08            Limitation on Indebtedness...................................................45
   Section 4.09            Limitation on Restricted Payments............................................45
   Section 4.10            Limitation on Restrictions on Distributions from Restricted Subsidiaries.....48
   Section 4.11            Limitation on Sales of Assets and Subsidiary Stock...........................50
   Section 4.12            Limitation on Affiliate Transactions.........................................53
   Section 4.13            Limitation on the Sale or Issuance of Capital Stock of
                              Restricted Subsidiaries...................................................54


   Section 4.14            Change of Control............................................................55
   Section 4.15            Limitation on Liens..........................................................55
   Section 4.16            Designation of Unrestricted Subsidiaries.....................................56
   Section 4.17            Limitation on Layered Indebtedness...........................................57
   Section 4.18            Compliance Certificate.......................................................57
   Section 4.19            Waiver of Stay, Extension or Usury Laws......................................57
   Section 4.20            Investment Company Act.......................................................58
   Section 4.21            Further Instruments and Acts.................................................58

ARTICLE V.     SUCCESSOR COMPANY........................................................................58

   Section 5.01            Merger, Consolidation and Sale of Assets.....................................58

ARTICLE VI.    DEFAULTS AND REMEDIES....................................................................60

   Section 6.01            Events of Default............................................................60
   Section 6.02            Acceleration.................................................................62
   Section 6.03            Other Remedies...............................................................62
   Section 6.04            Waiver of Past Defaults......................................................63
   Section 6.05            Control by Majority..........................................................63
   Section 6.06            Limitation on Suits..........................................................63
   Section 6.07            Rights of Holders to Receive Payment.........................................64
   Section 6.08            Collection Suit by Trustee...................................................64
   Section 6.09            Trustee May File Proofs of Claim.............................................64
   Section 6.10            Priorities...................................................................64
   Section 6.11            Undertaking for Costs........................................................65
   Section 6.12            Waiver of Stay or Extension Laws.............................................65

ARTICLE VII.   TRUSTEE..................................................................................66

   Section 7.01            Duties of Trustee............................................................66
   Section 7.02            Rights of Trustee............................................................67
   Section 7.03            Individual Rights of Trustee.................................................67
   Section 7.04            Trustee's Disclaimer.........................................................68
   Section 7.05            Notice of Defaults...........................................................68
   Section 7.06            Reports by Trustee to Holders................................................68
   Section 7.07            Compensation and Indemnity...................................................68
   Section 7.08            Replacement of Trustee.......................................................69
   Section 7.09            Successor Trustee by Merger..................................................70
   Section 7.10            Eligibility; Disqualification................................................71
   Section 7.11            Preferential Collection of Claims Against Company............................71
   Section 7.12            Trustee's Application for Instructions from the Company......................71
   Section 7.13            Company to Furnish Trustee Names and Addresses of Holders....................71

ARTICLE VIII.  DISCHARGE OF INDENTURE; DEFEASANCE.......................................................72

   Section 8.01            Discharge of Liability on Notes; Defeasance..................................72
   Section 8.02            Conditions to Defeasance.....................................................73
   Section 8.03            Application of Trust Money...................................................74
   Section 8.04            Repayment to Company.........................................................75
   Section 8.05            Indemnity for Government Obligations.........................................75

                                       ii

   Section 8.06            Reinstatement................................................................75

ARTICLE IX.    AMENDMENTS...............................................................................75

   Section 9.01            Without Consent of Holders...................................................75
   Section 9.02            With Consent of Holders......................................................76
   Section 9.03            Compliance with Trust Indenture Act..........................................77
   Section 9.04            Revocation and Effect of Consents and Waivers................................77
   Section 9.05            Notation on or Exchange of Notes.............................................78
   Section 9.06            Trustee To Sign Amendments...................................................78
   Section 9.07            Payment for Consent..........................................................78

ARTICLE X.     SUBORDINATION OF THE NOTES...............................................................78

   Section 10.01           Agreement to Subordinate.....................................................78
   Section 10.02           Liquidation, Dissolution, Bankruptcy.........................................79
   Section 10.03           Default on Senior Indebtedness of the Company................................79
   Section 10.04           Acceleration of Payment of Notes.............................................80
   Section 10.05           When Distribution Must Be Paid Over..........................................80
   Section 10.06           Subrogation..................................................................81
   Section 10.07           Relative Rights..............................................................81
   Section 10.08           Subordination May Not Be Impaired by Company.................................81
   Section 10.09           Rights of Trustee and Paying Agent...........................................81
   Section 10.10           Distribution or Notice to Representative.....................................82
   Section 10.11           Article 10 Not to Prevent Events of Default or Limit Right to Accelerate.....82
   Section 10.12           Trust Moneys Not Subordinated................................................82
   Section 10.13           Trustee Entitled to Rely upon Any Payment or Distribution....................82
   Section 10.14           Trustee To Effectuate Subordination..........................................83
   Section 10.15           Trustee not Fiduciary for Holders of Senior Indebtedness.....................83
   Section 10.16           Reliance by Holders of Senior Indebtedness on Subordination Provisions.......83

ARTICLE XI.    NOTE GUARANTEES; RELEASE OF NOTE GUARANTEES;  ADDITIONAL NOTE GUARANTEES.................83

   Section 11.01           Note Guarantees..............................................................83
   Section 11.02           Successors and Assigns.......................................................85
   Section 11.03           No Waiver....................................................................86
   Section 11.04           Modification.................................................................86
   Section 11.05           Limitation of Note Guarantor's Liability.....................................86
   Section 11.06           Release of Note Guarantees...................................................86
   Section 11.07           Additional Note Guarantees...................................................87

ARTICLE XII.   SUBORDINATION OF THE NOTE GUARANTEES.....................................................87

   Section 12.01           Agreement to Subordinate.....................................................87
   Section 12.02           Liquidation, Dissolution, Bankruptcy.........................................87
   Section 12.03           Default on Senior Indebtedness of Note Guarantors............................88
   Section 12.04           Demand for Payment...........................................................89
   Section 12.05           When Distribution Must Be Paid Over..........................................89

                                      iii

   Section 12.06           Subrogation..................................................................89
   Section 12.07           Relative Rights..............................................................90
   Section 12.08           Subordination May not Be Impaired by Note Guarantors.........................90
   Section 12.09           Rights of Trustee and Paying Agent...........................................90
   Section 12.10           Distribution or Notice to Representative.....................................91
   Section 12.11           Article 12 not to Prevent Defaults Under the Note Guarantees or
                              Limit Right to Demand Payment.............................................91
   Section 12.12           Trustee Entitled to Rely Upon Any Payment or Distribution....................91
   Section 12.13           Trustee to Effectuate Subordination..........................................91
   Section 12.14           Trustee not Fiduciary for Holders of Senior Indebtedness of Note Guarantors..92
   Section 12.15           Reliance by Holders of Senior Indebtedness on Subordination Provisions.......92

ARTICLE XIII.  MISCELLANEOUS............................................................................92

   Section 13.01           Trust Indenture Act Controls.................................................92
   Section 13.02           Notices......................................................................92
   Section 13.03           Communication by Holders with Other Holders..................................93
   Section 13.04           Certificate and Opinion as to Conditions Precedent...........................93
   Section 13.05           Statements Required in Certificate or Opinion................................94
   Section 13.06           When Notes Disregarded.......................................................94
   Section 13.07           Rules by Trustee, Paying Agent and Registrar.................................94
   Section 13.08           Legal Holidays...............................................................94
   Section 13.09           Governing Law................................................................95
   Section 13.10           No Recourse Against Others...................................................95
   Section 13.11           Successors...................................................................95
   Section 13.12           Multiple Originals...........................................................95
   Section 13.13           Table of Contents; Headings..................................................96
   Section 13.14           Severability.................................................................96
   Section 13.15           Further Instruments and Acts.................................................96

FORM OF GLOBAL NOTE......................................................................................1

                                       -i-
ATL01/10615713v15

                             INDEX OF DEFINED TERMS


11.25% Senior Subordinated Notes Due 2005, 4

                                        A
ACQUIRED  INDEBTEDNESS,  1
ADDITIONAL GUARANTEE,  1, 87
ADDITIONAL GUARANTOR,  1
adequately  capitalized,  5
AFFILIATE,  2
AFFILIATE  TRANSACTION,  2, 53
AGENT MEMBERS,  2, 33, 10
ASSET  SALE,  2
ASSET  SALE  OFFER,  3, 51
ASSET  SALE OFFER
AMOUNT, 3, 51

                                        B
BANKRUPTCY  LAW, 3
beneficial  ownership,  5, 6
beneficially  owned, 6
BLOCKAGE NOTICE, 3, 80
BOARD OF DIRECTORS, 3
BOARD RESOLUTION, 4
BUSINESS ACQUISITION,  4
BUSINESS DAY, 4 BUSINESS DISPOSITION, 4

                                        C
CAPITAL STOCK, 4
CAPITALIZED LEASE OBLIGATION, 4
CASH EQUIVALENTS, 5
CASH FLOW, 4
CERTIFICATED NOTES, 5
CHANGE OF CONTROL, 5
CHANGE OF CONTROL OFFER, 6, 55
CHANGE OF CONTROL PAYMENT DATE, 6, 55
CODE, 6
COMMISSION, 29
COMMODITY  HEDGING  AGREEMENTS,   6
Company,  1,  6,  5,  3
COMPANY  ORDER,  6
CONSOLIDATED  COVERAGE  RATIO,  7
CONSOLIDATED  EBITDA,  8
CONSOLIDATED  FIXED CHARGES,  8
CONSOLIDATED   INTEREST  EXPENSE,  8
CONSOLIDATED  NET  INCOME,  9
CONSOLIDATED NON-CASH CHARGES, 9
CONSOLIDATED  REVENUES, 9
control, 2
controlled by, 2
controlling,  2
CORPORATE  NATIONAL TRUST OFFICE,  10
covenant  defeasance option, 73
CUSIP, 38
CUSTODIAN, 10

                                        D
DEFAULT, 10
DEFAULTED INTEREST, 10, 37, 5, 4
DEPOSITARY,  10
DESIGNATED SENIOR INDEBTEDNESS, 10
Designation,  56
Designation  Amount,  56
DISQUALIFIED  STOCK,  10
DOMESTIC RESTRICTED SUBSIDIARY, 11

                                        E
EVENT OF DEFAULT, 11, 60
EXCESS PROCEEDS, 11, 51
EXCHANGE ACT, 11
EXTRAORDINARY EXPENSES, 11

                                        F
FAIR MARKET VALUE, 11
FOREIGN INVESTMENT AGREEMENTS, 11
FOREIGN JOINT VENTURE, 12
FOREIGN SUBSIDIARY, 12
FOUR QUARTER PERIOD, 12

                                        G
GAAP, 12
GLOBAL NOTE, 13
GUARANTEE, 13
Guarantee Obligations, 84

                                        H
HOLDER, 13

                                        I
INCUR, 13
INDEBTEDNESS, 13
INDENTURE, 14, 4, 3
INDENTURE SECURITIES, 29
INSOLVENCY OR LIQUIDATION PROCEEDING, 14
INTEREST PAYMENT DATE, 14
INTEREST RATE OR CURRENCY PROTECTION AGREEMENT, 15
INVESTMENT, 15
ISSUE DATE, 15

                                        J
JOINT VENTURE, 15

                                        K
KC, 15

                                        L
legal defeasance option, 72
LEGAL HOLIDAY, 15, 94
LIEN, 16

                                        M
MABESA OPTION, 16
Moody's, 5

                                        N
NET AVAILABLE  CASH,  16
NET CASH  PROCEEDS,  16
NET COST SAVINGS,  16
NEW JOINT VENTURE,  17
NON-US  PERSON,  17
NOTE  CUSTODIAN,  17
NOTE  GUARANTEE,  17
NOTE GUARANTOR,  17
Note  Guarantors,  1, 4, 3
NOTE REGISTER,  17, 32
NOTEHOLDER,  13
NOTES, 17, 4, 3
NOTICE OF DEFAULT, 17, 61

                                        O
OBLIGATIONS, 17
OBLIGOR, 29
OFFICER, 17
OFFICERS'CERTIFICATE, 17
OPINION OF COUNSEL, 18
Option of Holder to Elect Purchase, 55, 9, 8

                                        P
P&G,  18
pay its Note  Guarantee,  88
pay the  Notes,  79
PAYING  AGENT,  18, 32
PAYMENT BLOCKAGE PERIOD, 18, 79
PERMITTED HOLDERS, 18
PERMITTED INDEBTEDNESS, 18
PERMITTED  INVESTMENT,  20
PERMITTED  LIENS,  21
person,  5
PERSON,  23
PLAN, 23
POST-PETITION INTEREST, 23
PREFERRED STOCK, 23
PRINCIPAL, 23
PROPERTY, 23
PUBLIC EQUITY OFFERING, 23
PUBLIC MARKET, 23

                                        Q
QUALIFIED CAPITAL STOCK, 24

                                        R
RECORD DATE, 24
REDEMPTION DATE, 24
REDEMPTION PRICE, 24
REFINANCE, 24
REFINANCING INDEBTEDNESS, 24
REGISTRAR, 24, 32
RELATED BUSINESS, 25
REPRESENTATIVE, 25
RESTRICTED PAYMENT, 25
RESTRICTED SUBSIDIARY, 25
Revocation, 56

                                        S
S&P, 5
SALE AND LEASEBACK  TRANSACTION,  25
SEC, 25
SECONDARY SECURITIES,  25
Secondary Securities, 36, 5, 4
SECURITIES ACT, 26
SENIOR CREDIT FACILITIES,  26
SENIOR INDEBTEDNESS,  26
SENIOR SUBORDINATED INDEBTEDNESS, 27
SIGNIFICANT SUBSIDIARY, 27
SPECIAL RECORD DATE, 27
STATED  MATURITY,  27
STOCK  PURCHASE  LOAN,  27
SUBORDINATED  OBLIGATION,  27
SUBORDINATED  REORGANIZATION SECURITIES, 27, 79
SUBSIDIARY, 27
Surviving Entity, 58
SURVIVING ENTITY, 27

                                        T
TIA, 28
Transaction Date, 28
TRUST OFFICER, 28
Trustee, 1, 28, 4, 3

                                        U
under common  control  with, 2
UNIFORM  COMMERCIAL  CODE, 28
UNITED  STATES,  28
UNRESTRICTED SUBSIDIARY, 28, 56
US, 28
US GOVERNMENT OBLIGATIONS, 28

                                        V
VOTING STOCK, 28

                                        W
WEIGHTED AVERAGE LIFE TO MATURITY, 28
WHOLLY-OWNED RESTRICTED SUBSIDIARY, 28

         This INDENTURE dated as of January 28, 2000, is made by and among PARAGON TRADE BRANDS, INC., a Delaware corporation (the "Company"), PTB
INTERNATIONAL, INC., a Delaware corporation, PTB ACQUISITION SUB, INC., a Delaware corporation and PTB HOLDINGS, INC., an Ohio corporation (the "Note Guarantors") AND NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (the "Trustee").

                                    RECITALS

         Pursuant to the Plan, the Company has duly authorized the creation and issue of its 11.25% Senior Subordinated Notes Due 2005, and the Company has duly authorized the execution and delivery of this Indenture.

         Each of the Note Guarantors has duly authorized the execution and delivery of this Indenture to provide a Guarantee of the Notes and of certain of the obligations of the Company hereunder.

         All things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid instrument of the Company and each of the Note Guarantors, in accordance with their respective terms, have been done.

         In consideration of the foregoing and the acceptance of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows.

ARTICLE I.     DEFINITIONS AND INCORPORATION BY REFERENCE

         "ACQUIRED INDEBTEDNESS" means, with respect to any Person, (i) any Indebtedness or Disqualified Stock of any other Person existing at the time such Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) indebtedness secured by a Lien encumbering any asset acquired by such specified Person, and in either case for purposes of this Indenture shall be deemed to be Incurred by such specified Person at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person or at the time such asset is acquired by such specified Person, as the case may be.

         "ADDITIONAL GUARANTEE" has the meaning assigned to it in Section 11.07.

         "ADDITIONAL GUARANTOR" has the meaning assigned to it in Section 11.07.

         "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person and shall include, with respect to the
Company, all Foreign Joint Ventures. For the purposes of this definition, "control" (including with correlative meaning, the terms "controlling," "controlled by" and "under common control with") when used with respect to any Person, means (i) the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise or (ii) the beneficial ownership of 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of such Person.

         "AFFILIATE TRANSACTION" has the meaning assigned to it in Section 4.12.

         "AGENT MEMBERS" has the meaning assigned to it in Section 2.05(a).

         "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary (including a Person that is or will become a Restricted Subsidiary immediately after such sale, issuance, conveyance, transfer, assignment or other transfer for value) of:

         (i)   any Capital Stock of any Restricted Subsidiary; or,

         (ii) any other property or assets (whether tangible or intangible) of the Company or any Restricted Subsidiary other than in the ordinary course of business; or

         (iii) any deemed Asset Sale specified in Section 4.11(c);

PROVIDED, HOWEVER, that Asset Sale shall not include:

         (a) any disposition of Cash Equivalents, receivables or inventory in the ordinary course of business consistent with past practices of the Company or any of its Restricted Subsidiaries or the lease or sublease of any real or personal property in the ordinary course of business,

         (b) exchanges of properties or assets for other properties or assets (other than cash, Cash Equivalents, notes, Capital Stock or other equity interests); PROVIDED, that the property or assets so acquired
         (1) are used in a Related Business and (2) have a Fair Market Value at least equal to the Fair Market Value of the assets or properties being exchanged (as evidenced by a resolution of the Company's Board of Directors);

         (c) exchanges of properties or assets for the Capital Stock of a Person; PROVIDED, that the property or assets of the Person the Capital Stock of which is so acquired (1) are used in a Related Business and
         (2) have a Fair Market Value at least equal to the Fair Market Value of the assets or properties being exchanged

         (as evidenced by a resolution of the Company's  Board of Directors) and
         (3) the  Investment in such Capital Stock is permitted by Section 4.09;

         (d) for purposes of Section 4.11 only, a disposition which complies with Section 4.09;

         (e) dispositions of Capital Stock or other assets (whether in a single transaction or a series of related transactions) for which the consideration received is $500,000 or less;

         (f) dispositions of Capital Stock or other assets the aggregate value of which does not exceed $10,000,000 less the aggregate value of all other dispositions of Capital Stock or other assets made subsequent to the Issue Date pursuant to this clause (f);

         (g) the sale, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries as permitted under Section 5.01;

         (h) any sale of Capital Stock in, or Indebtedness or other securities of an Unrestricted Subsidiary; and

         (i) any sale of the Company's or a Restricted Subsidiary's equity in a Foreign Joint Venture or a New Joint Venture concurrently with the acquisition of such equity interest under the terms of any of the Foreign Investment Agreements or otherwise.

         "ASSET SALE OFFER" has the meaning assigned to it in Section 4.11.

         "ASSET SALE OFFER AMOUNT"  has the meaning  assigned  to  it in Section
4.11.

         "BANKRUPTCY LAW" means Title 11, United States Code, or any other applicable federal, state, or foreign bankruptcy, insolvency or similar law as now or hereafter constituted.

         "BLOCKAGE NOTICE" has the meaning assigned to it in Section 10.03.

         "BOARD OF DIRECTORS" means, as the context requires, the Board of Directors of the Company or the applicable Restricted Subsidiary, as the case may be, or any committee thereof duly authorized to act on behalf of such Board.

         "BOARD RESOLUTION" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or Assistant Secretary of the Company or a Restricted Subsidiary, as the case may be.

         "BUSINESS ACQUISITION" means (i) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a

Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of the assets of such Person or of any division, brand, business unit or line of business of such Person.

         "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Georgia or New York or is a day on which banking institutions located in those States are authorized or required by law or other governmental action to close.

         "BUSINESS DISPOSITION" means any sale, transfer or other disposition (including by way of merger or consolidation) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets of any Restricted Subsidiary or of any division, brand, business unit or line of business of the Company or any Restricted Subsidiary.

         "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be capitalized and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP; PROVIDED, the term "Capitalized Lease Obligation" shall include Property subject to a Sale and Leaseback Transaction only if such Sale and Leaseback Transaction occurs within 90 days of the acquisition of the such Property.

         "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "CASH FLOW" means for any period the Company's Consolidated EBITDA for such period, LESS any Capital Expenditures of the Company and its Restricted Subsidiaries for such period.

         "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally Guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");
(iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; and (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that
(a) has its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's; and (vi) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (i) or clause (ii) above and are with any commercial bank described in clause (iv) above.

         "CERTIFICATED NOTES" has the meaning assigned to it in Section 2.01.

         "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

                  (i) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the Company;

                  (ii) the Company consolidates with, or merges with or into, another Person (other than the Company or a Wholly Owned Restricted Subsidiary) or the Company or any of its Restricted Subsidiaries sells, conveys, assigns, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to any Person (other than the Company or any Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, a majority of the total voting power of the then outstanding Voting Stock of the Company, taken as a whole, "beneficially owns" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Stock of the surviving or transferee Person.

                  (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (iv) the Company is liquidated or dissolves or adopts a plan of liquidation or dissolution other than in connection with a transaction which complies with the provisions described under Article V.

         "CHANGE OF CONTROL OFFER" has  the  meaning  assigned to it  in Section
4.14.

         "CHANGE  OF  CONTROL  PAYMENT  DATE" has the  meaning assigned to it in
Section 4.14.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMODITY HEDGING AGREEMENTS" means agreements which protect against losses by the Company as a result of upward or downward movements in the market price of commodities, entered into in the ordinary course of business and not for speculative purposes.

         "COMPANY" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

         "COMPANY ORDER" means a written order signed in the name of the Company by (i) the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or any Vice President of the Company and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

         "CONSOLIDATED COVERAGE RATIO" means, as of any date of determination, the ratio of the aggregate amount of Consolidated EBITDA for the Four Quarter Period to Consolidated Fixed Charges for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to

         (i) the Incurrence or repayment of any Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof), including the Incurrence of any Indebtedness (and the application of the proceeds thereof) giving rise to the need to make such determination, occurring during or after such Four Quarter Period and on or prior to such date of determination, as if such

         Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four Quarter Period; PROVIDED, HOWEVER, that for purposes of this clause (i), the amount of Indebtedness under any revolving credit facility of the Senior Credit Facilities shall be deemed to be the average daily amount outstanding during such Four Quarter Period; and

         (ii) any Business Dispositions or Business Acquisitions (including any Business Acquisition giving rise to the need to make such determination as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Business Acquisition) Incurring Acquired Indebtedness) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Business Disposition or Business Acquisition (including the Incurrence of any Acquired Indebtedness in connection with a Business Acquisition) occurred on the first day of the Four Quarter Period. In giving PRO FORMA effect to any Business Acquisitions and Business Dispositions, the following shall be given PRO FORMA effect:

               *      any Net Cost Savings of such Business Acquisition; and

               * any Consolidated EBITDA (provided that such PRO FORMA Consolidated EBITDA shall be calculated in a manner consistent with the exclusions in the definition of "Consolidated Net Income" but without giving effect to clause (c) of the definition of Consolidated Net Income) attributable to the assets which are the subject of the Business Disposition or Business Acquisition during the Four Quarter Period

If the Company or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the preceding clauses (i) and (ii) shall give effect to the Incurrence of such Guaranteed Indebtedness as if the Company or such Restricted Subsidiary, as the case may be, had directly Incurred or otherwise assumed such Guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (ii) if interest on any
Indebtedness actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (iii) notwithstanding clause (i) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate or Currency Protection Agreements shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

         "CONSOLIDATED EBITDA" means, with respect to the Company, for any period, (a) the sum (without duplication) of (i) Consolidated Net Income and
(ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business); (B) Consolidated Interest Expense; (C) Consolidated Non-Cash Charges; and (D) Extraordinary Expenses less (b) any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

         "CONSOLIDATED FIXED CHARGES" means, with respect to the Company for any period, the sum, without duplication, of (a) Consolidated Interest Expense (including any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness), plus
(b) the product of (i) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Capital Stock that is not Disqualified Stock) paid, accrued or scheduled to be paid or accrued during such period times and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then-current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum of, without duplication: (i) the aggregate of all cash and non-cash interest expense (minus amortization or write-off of deferred financing costs included in cash or non-cash interest expense) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net costs under Interest Rate or Currency Protection Agreements, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED, that principal payments received by the Company with respect to Indebtedness owed to the Company by Affiliates thereof shall be included in Consolidated Net Income only if (i) such Indebtedness remains an asset on the consolidated balance sheet of the Company in accordance with GAAP as consistently applied and (ii) the principal amount of such Indebtedness outstanding after such principal payment is greater than twice the aggregate amount of all principal payments received by the Company with respect to such Indebtedness in the 12 preceding calendar months; PROVIDED, FURTHER, that there shall be excluded from Consolidated Net Income (a) after-tax gains and losses from Asset Sales or abandonment or reserves relating thereto, (b) items classified as extraordinary, nonrecurring or unusual gains, losses or charges, and the related tax effects, each determined in accordance with GAAP, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary of the Company, (d) the net income (but not loss) of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the Company, except (without duplication) to the extent of cash dividends or distributions paid to the Company or to a Wholly-Owned Restricted Subsidiary of the Company by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time after the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

         "CONSOLIDATED NON-CASH CHARGES" means with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (including any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

         "CONSOLIDATED REVENUES" means for any period the consolidated revenues of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.

         "CORPORATE NATIONAL TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date of execution of this Indenture, Sixth and Marquette, N9303-120, Minneapolis, Minnesota 55479.

         "CUSTODIAN"  means  any  receiver,   trustee,   assignee,   liquidator,
custodian or similar official under any Bankruptcy Law.

         "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "DEFAULTED INTEREST" has the meaning set forth in Section 2.11 hereof.

         "DEPOSITARY" means The Depository Trust Company, its nominees, and their respective successors.

         "DESIGNATED SENIOR INDEBTEDNESS" means, in respect of the Company,

         (i) the Obligations in respect of the Senior Credit Facilities and

         (ii) any other Senior Indebtedness of the Company which, in each case, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders of such Senior Indebtedness are committed to lend up to, at least $50,000,000 and is specifically designated by the Company or in such Indebtedness as "Designated Senior Indebtedness" and, in respect of any Note Guarantor, any Guarantee by such Note Guarantor of Designated Senior Indebtedness of the Company.

         "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; PROVIDED, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a Business Disposition or Change of Control occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "business disposition" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under Section
4.11 and Section 4.14.

         "DOMESTIC   RESTRICTED   SUBSIDIARY"   means  any  direct  or  indirect
Restricted Subsidiary of the Company that is organized under the laws of the United States, any state thereof or the District of Columbia.

         "EVENT OF DEFAULT" has the meaning assigned to it in Section 6.01.

         "EXCESS PROCEEDS" has the meaning assigned to it in Section 4.11.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXTRAORDINARY EXPENSES" shall have the meaning assigned to such term by GAAP.

         "FAIR MARKET VALUE" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. The Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by a Board Resolution.

         "FOREIGN INVESTMENT AGREEMENTS" means (i) that certain Pledge Agreement dated as of January 26, 1996 by and among PTB International, Inc., International Disposable Products Investments, Ltd. and Danielson Trust Company; (ii) that certain Investment Agreement dated January 26, 1996 by and among Mr. Gilberto Marin Quintero, Grupo P.I. Mabe, S.A. de C.V., the Company. and PTB International, Inc.; (iii) that certain Put and Call Option Agreement for Grupo Mabe Shares dated as of January 26, 1996 between Mr. Gilberto Marin Quintero, the Company, PTB International, Inc. and Grupo P.I. Mabe, S.A. de C.V.; (iv) that certain Joint Venture Agreement dated January 26, 1996 by and between Mr. Gilberto Marin Quintero, the Company, PTB International, Inc. and Paragon-Mabesa International, S.A. de C.V.; (v) that certain Shareholder Agreement dated August 26, 1997 by and between PTB International, Inc. and Euro American 2000 Trust;
(vi) that certain Shareholders Agreement of Serenity S.A. dated August 26, 1997 by and among Stronger Corporation S.A., Cerro Moteado S.A., PTB International, Inc., Euro American 2000 Trust, Mr. Mario Walter Garcia and Mr. Juan Carlos Marshall; (vii) that certain Irrevocable Call Option Agreement dated as of November 6, 1996 by and between International Disposable Products Investments, Ltd. (now, Hortela Investiments, S.A. by reason of merger), PTB International, Inc., Juliette Research S.A. and the Company; (viii) that certain Facility Financing Side Letter dated January 26, 1996 by and among Mr. Gilberto Marin Quintero, PTB International, Inc. and the Company; (ix) Articles of Association of Goodbaby paragon Hygienic Products Co. Ltd.; (x) that certain Joint Venture Contract dated September 30, 1997 among Goodbaby Group Co., the Company and First Shanghai Investments Ltd.; (xi) that certain Technology License Agreement dated January 26, 1996 by and between Grupo P.I. Mabe, S.A. de C.V. and the Company; (xii) that certain Technology License Agreement dated January 26, 1996 by and between Paragon-Mabesa International, S.A. de C.V. and the Company;
(xiii) that certain Transfer of Technology and Licensing Contract dated on or about September 30, 1997 by and between the Company and Goodbaby Paragon Hygienic Products Co. Ltd.; (xiv) that certain Product Supply and Services Agreement dated January 26, 1996 by and between Paragon-Mabesa International, S.A. de C.V. and the Company, as amended by First Amendment to Product Supply and Services Agreement dated March 14, 1997; (xv) those certain Purchase Loan and Security Agreements by and between Paragon-Mabesa International, S.A. de C.V. and the Company; (xvi) that certain Agreement as to Contingent Labor Liability regarding the facility in Tijuana; and (xvii) any other document, instrument or agreement relating to any of the foregoing, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "FOREIGN JOINT VENTURE" means Grupo P.I. Mabe S.A. de C.V., a Mexican corporation, Paragon-Mabesa International, S.A. de C.V., a Mexican corporation, Stronger Corporation S.A., a Uruguayan corporation, MPC Produtos para Higiene, Ltda., a Brazilian company, Goodbaby Paragon Hygienic Products Co. Ltd., a company formed under the laws of the People's Republic of China and Serenity S.A., an Argentine corporation.

         "FOREIGN SUBSIDIARY" means, with respect to any Person, any direct or indirect Subsidiary of such Person that is organized under the laws of any jurisdiction outside the

United States, any state thereof or the District of Columbia but shall not include any Foreign Joint Venture or New Joint Venture.

         "FOUR QUARTER PERIOD" means, with respect to the determination of Consolidated Coverage Ratio and Consolidated Revenues, (a) for all periods prior to the time financial statements of the Company and its Restricted Subsidiaries are available for four full fiscal quarters after the Issue Date, the period from the Issue Date to the end of the latest fiscal quarter for which financial statements are available ending prior to the Transaction Date and (b) for all other periods, the four most recent full fiscal quarters for which financial statements are available ending prior to the Transaction Date; PROVIDED, that for the purposes of this definition of "Four Quarter Period", the period from the Issue Date through March 26, 2000 shall be treated as if such period were a full fiscal quarter.

         "GAAP" means generally accepted accounting principles in the United States as in effect as of the Issue Date, including those set forth (i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) in statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) in the published rules and regulations of the Commission governing the inclusion of financial statements (including PRO FORMA financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

         "GLOBAL NOTE" has the meaning assigned to it in Section 2.01.

         "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

         "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Disqualified Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Restricted Subsidiary, and PROVIDED FURTHER, HOWEVER, the term "incur" may be modified by Section 1.02 hereof. The term "Incurrence" when used as a noun shall have a correlative meaning.

         "INDEBTEDNESS" means, with respect to any Person, without duplication, on any date of determination, the principal amount (or if less, the accreted value) of all indebtedness, obligations and liabilities of such Person

                  (i) for borrowed money;

                  (ii) evidenced by bonds, debentures, notes or other similar instruments;

                  (iii) Capitalized Lease Obligations;

                  (iv) notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, of such Person;

                  (v) any indebtedness, obligation or liability of such Person owed for all or any part of the deferred purchase price of property or services (excluding any such obligations Incurred under ERISA), which purchase price is (a) due more than six months (or a longer period of up to one year, if such terms are available from suppliers in the ordinary course of business) from the date of Incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument;

                  (vi) Guarantees of such Person in respect of Indebtedness referred to in clauses (i) through (v) above and clause (vii) below;

                  (vii) all indebtedness of any other Person of the type referred to in clauses (i) through (vi) above which is secured by any Lien on any property or asset of such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person, the amount of such indebtedness being the lesser of the Fair Market Value of such property or asset or the principal amount of the indebtedness so secured;

                  (viii) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, and

                  (ix) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this

         Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Stock.

         "INDENTURE" means this Indenture as amended or supplemented from time to time.

         "INSOLVENCY OR LIQUIDATION PROCEEDING" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or its assets, or (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary or whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company.

         "INTEREST PAYMENT DATE" means each semiannual Interest Payment Date on August 1 and February 1 of each year, commencing August 1, 2000, in respect of the Notes. The "First Interest Payment Date" shall mean August 1, 2000. The "Second Interest Payment Date" shall mean February 1, 2001. The "Third Interest Payment Date" shall mean August 1, 2001. The "Fourth Interest Payment Date" shall mean February 1, 2002.

         "INTEREST RATE OR CURRENCY PROTECTION AGREEMENT" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements), and/or other types of interest hedging agreements and any currency protection agreement (including foreign exchange contracts, currency swap agreements or other currency hedging arrangements) in support of the Company's business and not of a speculative nature.

         "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described in Section 4.09, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Unrestricted Subsidiary at the time of such redesignation as a Restricted Subsidiary less

(y) the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of such redesignation as a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted
Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

         "ISSUE DATE" means the date on which the Notes are originally issued.

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form, and with respect to which the Company and its Restricted Subsidiaries own less than a majority of the aggregate voting power of all classes of the Capital Stock.

         "KC" means Kimberly-Clark Corporation.

         "LEGAL HOLIDAY" has the meaning assigned to it in Section 13.08.

         "LIEN" means any mortgage, pledge, assignment, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "MABESA OPTION" means that certain Irrevocable Call Option Agreement dated as of November 6, 1996 by and between International Disposable Products Investments, ltd. (now Hortela Investimentos, S.A. by reason of merger), PTB International, Inc., Juliette Research S.A. and the Company.

         "NET AVAILABLE CASH" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale,
(d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

         "NET CASH PROCEEDS" with respect to any issuance or sale of Capital Stock, means, without duplication, the proceeds of such issuance or sale in the form of cash or Cash Equivalents net of amounts specified in Section 4.09(a)(3)(B), attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof; PROVIDED, HOWEVER, in no event shall Net Cash Proceeds be less than zero.

         "NET COST SAVINGS" means the PRO FORMA effect of net cost savings resulting from a Business Acquisition (regardless of whether such cost savings could then be reflected in PRO FORMA financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy or the SEC) that the Company reasonably determines are probable based upon specifically identified actions that it has determined to take (net of any reduction in Consolidated EBITDA as a result of the Business Acquisition and such cost savings that the Company reasonably determines is probable); PROVIDED, that the Company's chief financial officer shall have certified in an Officer's Certificate delivered to the Trustee the specific actions to be taken, the cost savings to be achieved from each such action, that such savings have reasonably been determined to be probable, and the amount, if any, of any reduction in Consolidated EBITDA as a result thereof or of the Business Acquisition reasonably determined to be probable, and such certificate shall be accompanied by a Board Resolution specifically approving such cost savings and authorizing such certification to be delivered to the Trustee.

         "NEW JOINT VENTURE" means a Joint Venture in which the Company or a Restricted Subsidiary invests after the Issue Date.

         "NON-US PERSON" means any Person who is not a "US Person," as defined in Rule 902 under the Securities Act.

         "NOTE CUSTODIAN" means, with respect to each Global Note, the custodian with respect to such Global Note, the custodian with respect to such Global Note (as appointed by the Depositary), or any successor Person thereto, and shall initially be the Trustee.

         "NOTE GUARANTEE" means the Guarantee of the Notes by each Note Guarantor under Article XI hereof.

         "NOTE GUARANTOR" means PTB International, Inc., a Delaware corporation, PTB Acquisition Sub, Inc., a Delaware corporation, and PTB Holdings, Inc., an Ohio corporation and each Additional Guarantor.

         "NOTE REGISTER" has the meaning assigned to it in Section 2.03.

         "NOTES" means the 11.25% Senior Subordinated Notes Due 2005, including any Secondary Securities issued as interest thereon, in each case, issued under this Indenture, as the same may be amended or modified from time to time in accordance with the terms hereof.

         "NOTICE OF DEFAULT" has the meaning assigned to it in Section 6.01.

         "OBLIGATIONS" means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursements, including damages, and other liabilities payable under the documentation governing such Indebtedness.

         "OFFICER" means the Chairman of the Board, the President, Chief Financial Officer, the Treasurer or the Secretary of the Company or any Restricted Subsidiary, as the case may be.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

         "P&G" means The Procter & Gamble Company.

         "PAYING AGENT" has the meaning assigned to it in Section 2.03.

         "PAYMENT BLOCKAGE PERIOD" has the meaning assigned to it in Section 10.03.

         "PERMITTED HOLDERS" means (i) P&G; (ii) KC; (iii) Wellspring Capital Management L.L.C.; (iv) Co-Investment Partners, L.P.; (v) Ontario Teachers Pension Plan Board; (vi) partnerships, corporations or limited liability companies which control or are controlled by the Persons described in clauses
(i) through (v) above; and (vii) any direct and indirect general partner, member or shareholder (the "Transferee") of any of the Persons described in clauses (i) through (vi) above (the "Transferor"), but each such Transferee shall be a Permitted Holder only with respect to the Capital Stock of the Company held by such Transferee that was transferred to it by a Transferor.

         "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

         (i) Indebtedness in respect of the Notes outstanding hereunder from time to time and the Note Guarantees in respect thereof;

         (ii) Guarantees by any Note Guarantor of Indebtedness of the Company (permitted under Section 4.08 hereof) other than the Notes; PROVIDED, HOWEVER, that if any such Guarantee is of Subordinated Obligations, then the Note Guarantee of such Note Guarantor shall be senior to such Note Guarantor's guarantee of such Subordinated Obligations;

         (iii) Indebtedness Incurred pursuant to the Senior Credit Facilities in an aggregate principal amount outstanding (at the time of Incurrence) not to exceed the greater of (A) $75 million (less the amount of any permanent prepayments of Indebtedness made with the Net Available Cash of an Asset Sale pursuant to subsection

(a)(2)(A) of Section 4.11) and (B) 25% of Consolidated Revenues for the most recent Four Quarter Period;

         (iv) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereto;

         (v) Interest Rate or Currency Protection Agreements or Commodity Hedging Agreements entered into in the ordinary course of business or in connection with the Senior Credit Facilities and not for speculative purposes; PROVIDED, (i) the notional principal amount of such Interest Rate or Currency Protection Agreements or Commodity Hedging Agreements does not exceed the amount of Indebtedness hedged and (ii) such Interest Rate or Currency Protection Agreements or Commodity Hedging Agreements do not increase the amount of Indebtedness outstanding except as a result of fluctuations of the currency or interest or commodity markets;

         (vi) Indebtedness of any Restricted Subsidiary which was not Incurred in violation of Section 4.09 AND which is owed to and held by the Company or any Note Guarantor for so long as such Indebtedness is held by the Company or such Note Guarantor; in each case subject to no Lien securing Indebtedness other than Liens Incurred in compliance with Section 4.15; provided, however, that if as of any date any Person other than the Company or any Note Guarantor holds any such Indebtedness or holds a Lien in respect of such Indebtedness securing Indebtedness other than Permitted Liens, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

         (vii) Indebtedness of the Company which was not Incurred in violation of Section 4.09 and which is owed to and held by any Note Guarantor that is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, the Indenture, the Notes and the Note Guarantees and subject to no Lien securing Indebtedness other than Liens Incurred in compliance with Section 4.15; provided, however, that if as of any date any Person other than any Note Guarantor owns or holds any such Indebtedness or any Person other than any Note Guarantor holds a Lien in respect of such Indebtedness securing Indebtedness other than Permitted Liens, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

         (viii) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of Incurrence;

         (ix) Refinancing Indebtedness in respect of Indebtedness (other than Permitted Indebtedness) Incurred pursuant to Section 4.08 or Indebtedness Incurred pursuant to clause (i) or (iv) of this definition of Permitted Indebtedness;

         (x) Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding for Capitalized Lease Obligations or for purposes of financing the purchase price or construction cost of equipment, fixtures or similar property;

         (xi) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets, or Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiary in connection with
such disposition;   and

         (xii) Indebtedness of the Company and its Restricted Subsidiaries which, when taken together with all other Indebtedness incurred under this clause (xii) and still outstanding, will not to exceed $10,000,000.

         "PERMITTED INVESTMENT" means any of the following:

         (i) Investments existing on the Issue Date, together with any extension, modification or renewal of any such Investments (but not additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date);

         (ii) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary and a Note Guarantor or that will merge or consolidate into the Company or a Restricted Subsidiary that is also a Note Guarantor;

         (iii) Investments in the Company by any Restricted Subsidiary; PROVIDED that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;

         (iv)  Investments in cash and Cash Equivalents;

         (iv) Loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $2,000,000 in the aggregate outstanding at any one time;

         (v)  Stock Purchase Loans;

         (vi) loans made by the Company to certain employees to pay taxes arising from the granting of stock to such employees in connection with confirmation of the Plan;

         (viii) Interest Rate or Currency Protection Agreements and Commodity Hedging Agreements entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; PROVIDED, (i) the notional principal amount of such Interest Rate or Currency Protection Agreements or Commodity Hedging Agreements does not exceed the amount of Indebtedness hedged and (ii) such Interest Rate or Currency Protection Agreements or Commodity Hedging Agreements do not increase the amount of Indebtedness outstanding except as a result of fluctuations of the currency or interest or commodity markets;

         (ix) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

         (x) Consideration other than cash and Cash Equivalents received by the Company or its Restricted Subsidiaries in connection with an Asset Sale made in compliance with Section 4.11;

         (xi) Investments as contemplated by the Foreign Investment Agreements as in effect on the Issue Date;

         (xii) Investments in New Joint Ventures approved by a majority of the independent members of the Board of Directors; PROVIDED such New Joint Venture is or will be engaged in a Related Business;

         (xiii) Investments in Foreign Subsidiaries in an aggregate amount at any time outstanding not to exceed $10,000,000; or

         (xiv) Other Investments not to exceed $10,000,000 at any one time outstanding.

         "PERMITTED LIENS" means any of the following:

         (i) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

         (ii) Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (iii) judgment liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

         (iv) any interest or title of a lessor under any Capitalized Lease Obligation; provided, however, that such Liens do not extend to any property which is not leased property subject to such Capitalized Lease Obligation;

         (v) purchase money Liens to finance property of the Company or a Restricted Subsidiary acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property and shall not be secured by any property of the Company or any Restricted Subsidiary other than the property so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

         (vi) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

         (vii)  Liens  securing   reimbursement   obligations  with  respect  to
commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

         (viii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or a Restricted Subsidiary, including rights of offset and set-off relating to such deposits;

         (ix) Liens securing Interest Rate or Currency Protection Agreements and Commodity Hedging Agreements that relate to Indebtedness that is Incurred in accordance with the covenant described under Section 4.08;

         (x) Liens existing on the Issue Date (including Liens securing the Senior Credit Facilities) and Liens to secure any Refinancing Indebtedness which is Incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the covenant described under Section 4.15 and which Indebtedness has been Incurred in accordance with the covenant described under Section 4.08; provided, however, that such new Liens (A) are not materially less favorable to the Holders of Notes and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (B) do not extend to any property or assets other than the property or assets securing the Indebtedness Refinanced by such Refinancing Indebtedness;

         (xi) Easements, rights-of-way zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

         (xii) Liens securing Acquired  Indebtedness Incurred in accordance with
Section 4.08; provided, however, that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence by the Company or a Restricted Subsidiary of such Acquired Indebtedness and were not granted in connection with, or in anticipation of the Incurrence by the Company or a Restricted Subsidiary of such Acquired Indebtedness and (B) such Liens do not extend to or cover any property of the Company or any Restricted Subsidiary other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary; and

         (xiii) Liens securing other Indebtedness not in excess of $5,000,000 at any one time outstanding.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "PLAN" means the modified Second Amended Plan of Reorganization confirmed in connection with IN RE Paragon Trade Brands, Inc., Case No. 98-60390 pending in the United States Bankruptcy Court, Northern District of Georgia, Atlanta Division.

         "POST-PETITION INTEREST" means all interest accrued or accruing after the commencement of any Insolvency or Liquidation Proceeding (and interest that would accrue but for the commencement of any Insolvency or Liquidation Proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

         "PREFERRED STOCK" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such
corporation,   over  shares  of  Capital  Stock  of  any  other  class  of  such corporation.

         "PRINCIPAL" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of any class of common stock of the Company pursuant to an effective registration statement under the Securities Act.

         "PUBLIC MARKET" means any time after (i) a Public Equity Offering of the Company has been consummated and (ii) at least 10% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

         "QUALIFIED  CAPITAL  STOCK"  means  any  Capital  Stock  that  is   not
Disqualified Stock.

         "RECORD DATE" means, for the interest payable on any Interest Payment Date, the date specified in Section 2.11 hereof.

         "REDEMPTION DATE" means, when used with respect to any Note or part thereof to be redeemed hereunder, the date fixed for redemption of such Notes pursuant to the terms of the Notes and this Indenture.

         "REDEMPTION PRICE" means, when used with respect to any Note or part thereof to be redeemed hereunder, the price fixed for redemption of such Note pursuant to the terms of the Notes and this Indenture, plus accrued and unpaid interest thereon, if any, to the Redemption Date.

         "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

         "REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used substantially concurrently to extend, Refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that: (i) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, Refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses Incurred in connection therewith); (ii) such Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, Refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, Refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, Refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is Incurred either by the Company or by the Restricted Subsidiary of the Company that is the obligor on the Indebtedness being extended, Refinanced, renewed, replaced, defeased or refunded.

         "REGISTRAR" has the meaning assigned to it in Section 2.03.

         "RELATED BUSINESS" means the businesses of the Company and the Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

         "REPRESENTATIVE" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

         "RESTRICTED PAYMENT" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Wholly-Owned Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary held by any Person (other than the Company or a Wholly-Owned Restricted Subsidiary), or any warrants, rights or options to acquire shares of any class of such Capital Stock, (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or
(iv) the making of any Investment in any Person (other than a Permitted Investment).

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.


         "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

         "SEC" means the Securities and Exchange Commission.

         "SECONDARY SECURITIES" has the meaning set forth in Section 2.11.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SENIOR CREDIT FACILITIES" means the Credit Agreement dated as of January 28, 2000 among the Company, the Lenders party thereto and Citicorp USA, Inc., as administrative agent, together with the other Loan Documents (as defined therein), as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

         "SENIOR INDEBTEDNESS" means with respect to any Person, (i) all Obligations in respect of the Senior Credit Facilities and (ii) all Obligations in respect of other Indebtedness, whether outstanding on the Issue Date or thereafter Incurred; PROVIDED, HOWEVER, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other similar liability to trade creditors (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person, (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of Section 4.08 or (6) any Indebtedness that by the terms of the instrument creating or evidencing the same or by which the same is assumed or affirmed, is not expressly designated as Senior Indebtedness. Notwithstanding the foregoing, Senior Indebtedness shall not include any Acquired Indebtedness whose maturity was shortened to a date prior to the Stated Maturity of the Notes

         (i) with the consent of the holders of such Acquired Indebtedness (other than consent obtained in connection with the restructuring or bankruptcy of the obligor of such Indebtedness), and

         (ii) in connection with or in anticipation of the Incurrence of such Acquired Indebtedness by the Company or Restricted Subsidiary.

To the extent any payment of Senior Indebtedness is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver of similar party, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if payment had not occurred.

         "SENIOR SUBORDINATED INDEBTEDNESS" means, with respect to the Company, the Notes and, with respect to any Note Guarantor, such Note Guarantor's Note Guarantee and any other Indebtedness of the Company or such Note Guarantor that specifically provides that such Indebtedness is to rank PARI PASSU in right of payment with the Notes or such Note Guarantee, as the case may be, and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company or such Note Guarantor which is not Senior Indebtedness.

         "SIGNIFICANT   SUBSIDIARY"   means  any  Subsidiary  that  would  be  a
"Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "SPECIAL  RECORD  DATE" means a date fixed by the  Trustee  pursuant to
Section 2.11 for the payment of Defaulted Interest.

         "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "STOCK PURCHASE LOAN" means a loan made by the Company or a Restricted Subsidiary to one of its employees, agents or directors, the proceeds of which are used to purchase Capital Stock of the Company and the repayment of which is secured by a pledge of such Capital Stock.

         "SUBORDINATED OBLIGATION" means any Indebtedness of the Company or a Restricted Subsidiary of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or the Note Guarantees pursuant to a written agreement to that effect.

         "SUBORDINATED REORGANIZATION SECURITIES" has the meaning assigned to it in Section 10.02.

         "SUBSIDIARY" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of outstanding shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

         "SURVIVING ENTITY " has the meaning assigned to it in Section 5.01.

         "TIA" means the Trust Indenture Act of 1939 (15 USC Section 77aaa-77bbbb) as in effect on the date of this Indenture.

         "TRANSACTION DATE" means the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio or Consolidated Revenues.

         "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor

         "TRUST OFFICER" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code as in effect from time to time.

         "UNRESTRICTED SUBSIDIARY"  has the  meaning  assigned to it in  Section
4.16.

         "US" or "UNITED STATES" means the United States of America.

         "US GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer's option.

         "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payments at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly-Owned Restricted Subsidiaries.

SECTION 1.01        INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.


         This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "COMMISSION" means the SEC.

         "INDENTURE SECURITIES" means the Notes; "indenture security holder" means a Noteholder; "indenture to be qualified" means this Indenture; "indenture trustee" or "institutional trustee" means the Trustee.

         "OBLIGOR" on the indenture securities means the Company and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.02        RULES OF CONSTRUCTION


         Unless the context otherwise requires:

         (1)  a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)  "or" is not exclusive;

         (4)  "including" means including without limitation;

         (5) words in the singular include the plural and words in the plural include the singular;

         (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

         (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness; and

         (8) all references to the date the Notes were originally issued shall refer to Issue Date.

                             ARTICLE II. THE NOTES

SECTION 2.01        FORM AND DATING

         (a) The Notes and the certificate of authentication of the Trustee thereon shall be substantially in the form of Exhibit A or Exhibit B hereto, as applicable, which are hereby incorporated in and expressly made a part of this Indenture.

         (b) The Notes may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, (ii) as may be required to comply with this Indenture, any law or any rule of any securities exchange on which the Notes may be listed and (iii) as may be necessary to conform to customary usage. Each Note shall be dated the date of its authentication by the Trustee. The Notes shall be issued only in fully registered form, without coupons, in denominations of $1.00 and integral multiples thereof. Definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which such Notes may be listed, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

         (c) Notes shall be issued initially in the form of a single, permanent global note in definitive, fully registered form, without coupons, substantially in the form and bearing the legends set forth in Exhibit A hereto (the "Global Note").

         Upon issuance, such Global Note shall be registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited on behalf of the purchasers of the Notes represented thereby with the Trustee at its Corporate National Trust Office, as custodian for the Depositary. Owners of beneficial interests in the Global Note shall be entitled to receive physical delivery of a note in definitive, fully registered form, without coupons, substantially in the form, and bearing the legends, set forth in Exhibit B hereto ("Certificated Notes") only upon the occurrence of the events specified in clauses (i) through (iii) of
Section 2.06(a). Upon issuance, any such Certificated Note shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. Any Certificated Note may be exchanged for a beneficial interest in the Global Note.

SECTION 2.02        EXECUTION AND AUTHENTICATION

         The  Notes  shall be  issued  in one  series,  except  to the  extent a separate series of Notes may be issued under Section 2.11(b). The aggregate principal amount of Notes outstanding at any time shall not exceed $182,000,000 except as provided in Section 2.07 and Section 2.11 hereof. The Notes shall be executed on behalf of the Company by its Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Treasurer or any Vice
President, and shall be attested by the Company's Secretary or one of its Assistant Secretaries, in each case by manual or facsimile signature.

         The Notes shall be authenticated by manual signature of an authorized signatory of the Trustee and shall not be valid for any purpose unless so authenticated.

         In case any officer of the Company whose signature shall have been placed upon any of the Notes shall cease to be such officer of the Company before authentication of such Notes by the Trustee and the issuance and delivery thereof, such Notes may, nevertheless, be authenticated by the Trustee and issued and delivered with the same force and effect as though such Person had not ceased to be such an officer of the Company.

         The Trustee shall, upon receipt of a Company Order requesting such action, authenticate Notes, excluding Secondary Securities, for original issue up to the aggregate principal amount not to exceed $146,000,000 outstanding at any given time, except for any Secondary Securities that may be issued pursuant to Section 2.11 and except as provided in Section 2.07 or Section 2.08. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated and shall further provide instructions concerning registration, amounts for each Holder and delivery. Upon the occurrence of any event specified in Section 2.06(a) hereof, the Company shall execute and the Trustee shall authenticate and make available for delivery to each beneficial owner identified by the Depositary, in exchange for such beneficial owner's interest in the Global Note or Certificated Notes representing Notes theretofore represented by the Global Note.

         A Note shall not be valid or entitled to any benefits under this Indenture or obligatory for any purpose unless executed by the Company and authenticated by the manual signature of one of the authorized signatories of the Trustee as provided herein. Such signature upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered under this Indenture and is entitled to the benefits of this Indenture.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Any authenticating agent of the Trustee shall have the same rights hereunder as any Registrar or Paying Agent.

         Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.10 together with a written statement (which need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

SECTION 2.03        REGISTRAR AND PAYING AGENT


         The Company shall maintain, pursuant to Section 4.02 hereof, an office or agency where the Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

         The Company shall cause to be kept at such office a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes entitled to be registered or transferred as provided herein.

         The Trustee, at its Corporate National Trust Office, is initially appointed Registrar for the purpose of registering Notes and transfers of Notes as herein provided. The Company may, upon written notice to the Trustee, change the designation of the Trustee as Registrar and appoint another Person to act as Registrar for purposes of this Indenture. If any Person other than the Trustee acts as Registrar, the Trustee shall have the right at any time, upon reasonable notice, to inspect or examine the Note Register and to make such inquiries of the Registrar as the Trustee shall in its discretion deem necessary or desirable in performing its duties hereunder.

         The Company shall enter into an appropriate agency agreement with any Person designated by the Company as Registrar or Paying Agent that is not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. Prior to the designation of any such Person, the Company shall, by written notice (which notice shall include the name and address of such Person), inform the Trustee of such designation. The Trustee, at its Corporate National Trust Office, is initially appointed Paying Agent under this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such. Subject to Section 2.06(a) hereof, upon surrender for registration of transfer of any Note at an office or agency of the Company designated for such purpose, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of like tenor and aggregate principal amount, all as requested by the transferor.

         Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar, by the Holder thereof or such Holder's attorney duly authorized in writing.

SECTION 2.04        PAYING AGENT TO HOLD MONEY IN TRUST.

         On or prior to each due date of the principal, premium, if any, or any payment of interest with respect to any Note, the Company shall deposit with the Paying Agent a sum or, in compliance with Section 2.11, Secondary Securities, sufficient to pay such principal, premium, if any, or interest when so becoming due.

         The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money or Secondary Securities, held by such Paying Agent for the payment of principal, premium, if any, or interest with respect to the Notes, shall notify the Trustee of any default by the Company in making any such payment and at any time during the continuance of any such default, upon the written request of the Trustee, shall forthwith pay to the Trustee all sums held in trust by such Paying Agent.

         The Company at any time may require a Paying Agent to pay all money or Secondary Securities held by it to the Trustee and to account for any funds or Secondary Securities disbursed by such Paying Agent. Upon complying with this
Section 2.04, the Paying Agent shall have no further liability for the money or Secondary Securities delivered to the Trustee.

SECTION 2.05        GLOBAL NOTES.

         (a) The Global Note shall initially be registered in the name of the Depositary or its nominee and be delivered to the Note Custodian. So long as a Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to the Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Note Guarantors, the Trustee and any agent of the Company, the Note Guarantors or the Trustee as the absolute owner of such Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Note Guarantors, the Trustee or any agent of the Company, the Note Guarantors or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

         (b) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in such Global Note through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         (c) Whenever, as a result of an optional redemption of Notes by the Company, a Change of Control Offer, an Asset Sale Offer or an exchange for Certificated Notes pursuant to the provisions of Section 2.06(a) hereof, a Global Note is redeemed, repurchased or exchanged in part, such Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A thereof so that the principal amount of such Global Note will be equal to the portion of such Global Note not redeemed, repurchased or exchanged and shall thereafter return such Global Note to such Holder, PROVIDED that each such Global Note shall be in a principal amount of $1.00 or an integral multiple thereof.

SECTION 2.06        TRANSFER AND EXCHANGE.

         (a) The Global Note shall be exchanged by the Company for one or more Certificated Notes if (i) the Depositary has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 calendar days, or (ii) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days, or (iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Notes. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder thereof, exchange all or part of the Global Note for one or more Certificated Notes; PROVIDED that the principal amount of each of such Certificated Note and such Global Note, after such exchange, shall be $1.00 or an integral multiple thereof. Whenever a Global Note is exchanged as a whole for one or more Certificated Notes it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Note is exchanged in part for one or more Certificated Notes it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section 2.05(c) hereof. All Certificated Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee.

         (b) A Holder may transfer a Note only upon the surrender of such Note for registration of transfer. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer in the Note Register by the Registrar. When Notes are presented to the Registrar with a request to register the transfer of, or to exchange, such Notes, the Registrar shall register the transfer or make such exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers and exchanges of Certificated Notes issued in accordance with Section 2.06(a), the Company shall execute and the Trustee shall authenticate and deliver Certificated Notes at the Registrar's request.

         (c) The Company shall not be required to make and the Registrar need not register the transfer or exchange of Certificated Notes or portions thereof selected for redemption (except, in the case of a Certificated Note to be redeemed in part, the portion of such Note not to be redeemed) or any Certificated Notes for a period of 15 calendar days before a selection of Notes to be redeemed.

         (d) No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Notes.

         (e) All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered for such registration of transfer or exchange.

         (f) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book-entry form Transfers of a Global Note shall be limited to transfers in whole and not in part, to the Depositary, its successors, and their respective nominees. Interests of beneficial owners in a Global Note shall be transferred which complies with the rules and procedures of the Depositary (or its successors).

SECTION  2.07       REPLACEMENT NOTES

         If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company.

SECTION 2.08        OUTSTANDING NOTES

         Notes outstanding at any time are all Notes, including Secondary Securities, authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09      TEMPORARY NOTES

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.

SECTION  2.10       CANCELLATION

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) any Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11        PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED

         (a) The Notes shall bear interest at 11.25% per annum from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or provided for. If the Company's Cash Flow for a period specified below is less than the amount specified for such period in the table below, then the Company may on the Interest Payment Date set opposite such period, at the Company's option and in its sole discretion, pay interest in additional Notes ("Secondary Securities") in lieu of the payment in whole or in part of interest in cash on the Notes; PROVIDED, HOWEVER, that the Company may at its option pay cash in lieu of issuing Secondary Securities in any denominations of less than $1.00.

------------------------------------- ----------------------------------- -----------------------------------
               PERIOD                     SPECIFIED CASH FLOWAMOUNT             INTEREST PAYMENT DATE
------------------------------------- ----------------------------------- -----------------------------------
      Issue Date--June 25, 2000                   $10,742,000                 First Interest Payment Date
------------------------------------- ----------------------------------- -----------------------------------
  June 26, 2000--December 31, 2000                $16,930,000                 Second Interest Payment Date
------------------------------------- ----------------------------------- -----------------------------------
    January 1, 2001--July 1, 2001                 $18,016,000                 Third Interest Payment Date
------------------------------------- ----------------------------------- -----------------------------------
   July 2, 2001--December 30, 2001                $20,253,000                 Fourth Interest Payment Date
------------------------------------- ----------------------------------- -----------------------------------

Any such Secondary Securities shall be governed by this Indenture and shall be subject to the same terms (including Stated Maturity and rates of interest from time to time payable thereon (but not including the issuance date)) on all other Notes. Except as otherwise allowed by the foregoing, interest shall be paid in cash.

         (b) The Company shall give written notice to the Trustee of the amount of interest to be paid in Secondary Securities not less than five Business Days prior to the applicable Interest Payment Date, and the Trustee or an authenticating agent (upon written order of the Company signed by an Authorized Representatives of the Company given not less than five nor more than 45 days prior to such Interest Payment Date) shall authenticate for original issue (pro rata to each Holder of any Notes on the applicable Record Date) Secondary Securities in an aggregate principal amount equal to the amount of cash interest not paid on such Interest Payment Date. Each issuance of Secondary Securities in lieu of the payment of interest in cash on the Securities shall be made pro rata with respect to the outstanding Notes, and the Company shall have the right to aggregate amounts of interest payable in the form of Secondary Securities to a Holder of outstanding Notes and issue to such holder a single Secondary Security in payment thereof. Secondary Securities may be denominated a separate series if the Company deems it necessary to do so in order to comply with any law or other applicable regulation or requirement, with appropriate distinguishing designations.

         (c) Interest on any Note which is payable, and is paid, whether in cash or Secondary Securities, or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such interest payment, which shall be the January 15 or July 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

         (d) Any interest on any Note which is payable, but is not paid, either in Secondary Securities or cash, or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and, except as hereinafter provided, such Defaulted Interest, and any interest payable on such Defaulted Interest, shall be paid by the Company, at its election, as provided in clause
(e)(i) or (e)(ii) below:

         (e) (i) The Company may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 2.11(e)(i). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the Note Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii); or

         (ii) The Company may make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee.

         (f) Subject to the foregoing provisions of this Section 2.11, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Note, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.12        CUSIP NUMBERS

         The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

SECTION 2.13        TRANSFERS, ETC

         Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment by such Holder of such Holder's Note in violation of any provision of this Indenture and/or applicable US Federal or state securities law.

                            ARTICLE III. REDEMPTION

SECTION 3.01        REDEMPTION OF NOTES; NOTICES TO TRUSTEE

         (a) Except as set forth in clause (b) of this Section 3.01, the Notes are not redeemable at the option of the Company prior to February 1, 2003. Thereafter, the Notes may be redeemed at the option of the Company, in whole or in part, upon at least 30 calendar days' but not more than 60 calendar days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning February 1 of the years indicated below:

                  YEAR                                    PERCENTAGE
                  ----                                    ----------

                  2003                                    5.6250%

                  2004                                    2.8125%


         (b) At any time and from time to time prior to February 1, 2003 the Company, at its option, may redeem in the aggregate up to 35.0% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 111.25% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); PROVIDED, HOWEVER, that at least 65.0% of the original principal amount of the Notes must remain outstanding after each such redemption; and PROVIDED, FURTHER, that each such redemption shall occur within 60 days of the date of closing of the related Public Equity Offering.

         (c) If the Company elects to redeem Notes pursuant to clause (a) or (b) of this Section 3.01, the Company shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

         (d) The Company  shall give each notice to the Trustee  provided for in
Section 3.01(c) not less than 30 days nor more than 60 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02        SELECTION OF NOTES TO BE REDEEMED

         If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and which complies with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1.00. Notes and portions of them the Trustee selects shall be in amounts of $1.00 or a whole multiple of $1.00. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.03        NOTICE OF REDEMPTION

         At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

         The notice shall identify the Notes to be redeemed and shall state:

         (1)      the Redemption Date;

         (2)      the Redemption Price;

         (3)      the name and address of the Paying Agent;

         (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

         (5) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, the Global Note, with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned to the Holder thereof;

         (6) if any Certificated Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, a new Certificated Note or Certificated Notes in principal amount equal to the unredeemed portion will be issued;

         (7) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

         (8) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date; and

         (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this
Section 3.03.

SECTION 3.04        EFFECT OF NOTICE OF REDEMPTION

         Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice, plus accrued interest to the Redemption Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05      DEPOSIT OF REDEMPTION PRICE

         On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a domestically incorporated Wholly-Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money in immediately available funds, sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.

         So long as the Company complies with the preceding paragraph and the other provisions of this Article I, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date shall cease to accrue from and after such date and such Notes or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the Redemption Price on the Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). If any Note called for redemption shall not be so paid upon surrender for redemption, then, from the Redemption Date until such Redemption Price is paid, interest shall be paid on the unpaid principal and premium and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate prescribed therefor by such Notes.

SECTION 3.06      NOTES REDEEMED IN PART

         Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder of the Note being surrendered (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                              ARTICLE IV. COVENANTS

SECTION 4.01      PAYMENT OF NOTES

         The Company shall promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money or, to the extent permitted by Section 2.11, Secondary Securities, sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money or Secondary Securities, as the case may be, to the Noteholders on that date pursuant to the terms of this Indenture.

         To the extent lawful, the Company shall pay interest on overdue principal, overdue premium and Defaulted Interest (without regard to any applicable grace period) at the interest rate borne on the Notes. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.11 or Section 4.14 hereof, or otherwise.

         All payments not made in Secondary Securities with respect to a Global Note or a Certificated Note (including principal, premium, if any, and interest) the Holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the account or (in the case of a Global Note) accounts specified by the Holders thereof or, if no such account is specified, by sending via first-class mail, postage prepaid, a check to each such Holders' registered address.

SECTION 4.02      MAINTENANCE OF OFFICE OR AGENCY

         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which office shall be initially the Corporate Trust Office. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; PROVIDED, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency. The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03      MONEY FOR THE NOTE PAYMENTS TO BE HELD IN TRUST

         If the Company, any Subsidiary of the Company or any of their respective Affiliates shall at any time act as Paying Agent with respect to the Notes, such Paying Agent shall, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto money, or if such interest payment is to be made in Secondary Securities in accordance with the terms hereof, Secondary Securities sufficient to pay interest so becoming due until such money shall be paid (or in the case of Secondary Securities, issued) to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents with respect to the Notes, it shall, prior to 10:00 am New York City time on each due date of the principal of, premium, if any, or interest on any of the Notes, deposit with a Paying Agent a sum or if such interest payment is to be made in Secondary Securities in accordance with the terms hereof, Secondary Securities sufficient to pay the principal, premium, if any, or interest so becoming due, such sum or Secondary Securities to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Paying Agent shall promptly notify the Trustee of the Company's action or failure so to act.

SECTION 4.04      CORPORATE EXISTENCE

         Subject to the provisions of Article V and Section 4.11 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each of its Restricted Subsidiaries; PROVIDED, that the Company and any such Restricted Subsidiary shall not be required to preserve the corporate existence of any such Subsidiary or any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.05      MAINTENANCE OF PROPERTY

         The Company shall cause all Property used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, that nothing in this Section
4.05 shall prevent the Company from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and not disadvantageous in any material respect to the Holders.

SECTION 4.06      PAYMENT OF TAXES AND OTHER CLAIMS

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or Property of the Company or any of its Subsidiaries and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Property of the Company or any of its Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP or other appropriate provision has been made.

SECTION 4.07      SEC REPORTS

         Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall:

         (1) file with the Commission and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a US corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections;

         (2) file with the Commission and provide the Trustee, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

         (3) transmit by mail to the Holders of the Notes, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

PROVIDED, delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.08      LIMITATION ON INDEBTEDNESS

         The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness (including without limitation, any Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing, in addition to Permitted Indebtedness, the Company or any Restricted Subsidiary may Incur Indebtedness (including, without limitation, Acquired Indebtedness) if (i) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence thereof or would result as a consequence of such proposed Incurrence and (ii) at the time of and immediately after giving PRO FORMA effect to such proposed Incurrence and the application of the proceeds thereof, the Consolidated Coverage Ratio is at least 2.0 to 1.0. For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

SECTION 4.09      LIMITATION ON RESTRICTED PAYMENTS

         (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time of such Restricted Payment or immediately after giving PRO FORMA effect thereto:

         (1) a Default or Event of Default shall have occurred and be continuing (or would result therefrom);

         (2) the Company or such Restricted Subsidiary is not able to Incur, after giving PRO FORMA effect to such Restricted Payment, an additional $1.00 of Indebtedness pursuant to the second sentence of Section 4.08; or

         (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

         (A) 50% of the Consolidated Net Income accrued on a cumulative basis during the period (treated as one accounting period) beginning on the first day of the fiscal quarter beginning immediately following the Issue Date to the end of the most recent fiscal quarter for which consolidated financial information of the Company is available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

         (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of, or as a capital contribution in respect of, its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); PROVIDED, HOWEVER, that in determining Net Cash Proceeds for purposes of this clause (B), there shall be deducted therefrom an amount equal to the amount, if any, of such Net Cash Proceeds used by the Company or a Restricted Subsidiary after the Issue Date to exercise the Mabesa Option;

         (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange);

         (D) without duplication of any amounts included in clause (A) above or clause (E) below, in the case of the disposition or repayment of, or the receipt by the Company or any Restricted Subsidiary of any dividends or distributions from, any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the amount of such Investment and the amount received by the Company or any Restricted Subsidiary upon such disposition, repayment, dividend or distribution;

         (E) without duplication of any amounts included in clause (D) above, in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Investment in such Person that was previously treated as a Restricted Payment; and

         (F) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 4.16, an amount equal to the Company's Investment in such Unrestricted Subsidiary (provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation);

PROVIDED, HOWEVER, prior to the second anniversary of the Issue Date, Restricted Payments (other than Investments) permitted only by virtue of the provisions of this clause (3) may not be made if interest on the Notes has been paid in Secondary Securities as provided in Section 2.11.

         (b) The provisions of the foregoing subsection (a) shall not prohibit:

         (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

         (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of Capital Stock of the Company,

         (A) solely in exchange for shares of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company or

         (B) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company; PROVIDED, HOWEVER, that the value of any such Qualified Capital Stock or warrants, rights and options issued in exchange for such acquired capital stock, warrants, rights or options and any such net cash proceeds shall be excluded from clause (3)(B) of subsection (a) above (and were not included therein at any time);

         (3) if no Default or Event of Default shall have occurred and be continuing, the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Obligations

         (A) solely in exchange for shares of Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of Capital Stock of the Company; PROVIDED, HOWEVER, that if such Capital Stock is, or such warrants, rights or options to purchase such Capital Stock are convertible into or exchangeable at the option of the holder thereof for, Disqualified Stock, then such Disqualified Stock shall not
         (i) by its terms, or upon the happening of any event, mature or be mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or be redeemable at the option of the holder thereof, in any case, on or prior to the final maturity of the Indebtedness permitted to be prepaid, purchased, defeased, redeemed or acquired pursuant to this clause (3) and (ii) have a Weighted Average Life to Maturity less than the Indebtedness permitted to be prepaid, purchased, defeased, redeemed or acquired pursuant to this clause (3) or

         (B) in exchange for Refinancing Indebtedness or through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company or
         (B) Refinancing Indebtedness; and PROVIDED, FURTHER, that the value of such Qualified Capital Stock or warrants, rights or options issued in exchange for such Subordinated Obligations and any such net cash proceeds shall be excluded from clause (3)(B) of subsection (a) above (and were not included therein at any time); or

         (C) in exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred under Section 4.08;

         (4) the repurchase, redemption or other acquisition or retirement for value of

         (A) any Capital Stock (or interests under any stock appreciation rights plan) of the Company held by any member of the Company's management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of this Indenture or entered into thereafter with members of the management of any Person acquired after the Issue Date in connection with the acquisition of such Person or

         (B) Capital Stock of the Company held by employees, former employees, directors or former directors pursuant to the terms of agreements (including employment agreements) approved by the Board of Directors;

         PROVIDED, HOWEVER, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock (or interests under any stock appreciation rights plan) set forth in subclauses (A) and (B) of this clause (4) shall not exceed $1,000,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after any such transaction.

         In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date under Section 4.09(a)(3), amounts expended pursuant to clauses (1) (without duplication for the declaration of the relevant dividend) of this Section 4.09(b) shall be included in such calculation and amounts expended pursuant to clauses (2), (3) and (4) of this Section 4.09(b) shall not be included in such calculation.

SECTION 4.10 LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

         The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to

         (a) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

         (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary; or

         (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except for such encumbrances or restrictions existing under or by reason of:

         (1)  applicable law;

         (2)  this Indenture;

         (3) the Senior Credit Facilities as in effect on the Issue Date, and any amendments, refinancings, replacements or restatements thereof; PROVIDED, HOWEVER, that any such amendment, refinancing, replacement or restatement is not materially more restrictive with respect to such encumbrances or restrictions than those in existence on the Issue Date;

         (4) customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset which secures purchase money Indebtedness of such Restricted Subsidiary;

         (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

         (6) restrictions with respect to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Subsidiary; provided, however, that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary which are being sold;

         (7) customary restrictions imposed on the transfer of copyrighted or patented materials;

         (8) secured Indebtedness otherwise permitted to be incurred pursuant to
         Section 4.08 and Section 4.15, which encumbrance or restriction is not applicable to any property or assets other than the property or assets subject to the Lien securing such Indebtedness; or

         (9) an agreement governing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clause (3), (5) or (8) above; provided, however, that such refinancing agreement is not materially more restrictive with respect to such encumbrances or restrictions than those contained in the agreement referred to in such clause (3), (5) or (8) as determined by the Board of Directors in their reasonable good faith judgment.

SECTION 4.11      LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

         (1) the Company or such Restricted Subsidiary (x) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets subject to such Asset Sale (which Fair Market Value shall be determined by the Board of Directors for any transaction (or series of transactions) involving consideration in excess of $15,000,000) and (y) the consideration received consists of cash, Cash Equivalents or other non-cash consideration, the Fair Market Value of which and basis of valuation is set forth in an Officer's Certificate; PROVIDED, HOWEVER, if at least 75% of the consideration received by the Company or such Restricted Subsidiary in connection with an Asset Sale is in the form of cash or Cash Equivalents, no such Officer's Certificate shall be required; and PROVIDED FURTHER, HOWEVER, that any securities, notes or other obligations received by the Company or a Restricted Subsidiary from such transfers that are converted within 90 days of receipt thereof by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent so received), shall be deemed to be cash or Cash Equivalents for purposes of this provision AND that the amount of any
Indebtedness of the Company or such Restricted Subsidiary (other than Subordinated Obligations) that is actually assumed by the transferee in such Asset Sale and from which the Company or such Restricted Subsidiary is fully and unconditionally released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or such Restricted Subsidiary;

         (2) an amount equal to 100% of the Net Available Cash from such Asset Sale is applied by the Company (or such Restricted Subsidiary, as the case may be) at its election within 270 days from the date of such Asset Sale:

         (A) to prepay or repay Senior Indebtedness and permanently reduce the commitments, if any, with respect thereto; or

         (B) (i) to make an investment in properties or assets that replace the properties or assets that were the subject of such Asset Sale or in properties or assets that will be used in a Related Business or (ii) to acquire the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock; PROVIDED that such Person is, at the time it becomes a Restricted Subsidiary, engaged in a Related Business; PROVIDED FURTHER that, in the case of items (i) and (ii), the Company may elect to deem such an investment or acquisition made within 180 days prior to such Asset Sale to have been made with Net Available Cash resulting from such Asset Sale.

         In determining whether an investment or acquisition of the type referred to in (i) and (ii) above was made within the applicable time limits, such investment or acquisition shall be deemed to have been made, at the election of the Company, either on the date the Company or Restricted Subsidiary actually made the investment or acquisition OR the date the Company or Restricted Subsidiary executed a binding commitment to consummate such investment or acquisition and the closing of such investment or acquisition occurs within 90 days of the date such commitment is executed.

         (b) Any Net Available Cash not applied as provided in clause (2) of paragraph (a) above will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $10 million, the Company will be required to make an offer to all Holders (an "Asset Sale Offer") to purchase, on a pro rata basis, the principal amount of Notes equal in amount to the Excess Proceeds (and not just the amount thereof that exceeds $10 million) (the "Asset Sale Offer Amount"), at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures set forth in this Indenture, and in accordance with the following standards:

                  (1) If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis, based on the principal amount of Notes tendered, with such adjustments as may be deemed appropriate by the Trustee, so that only Notes in denominations of $1.00 or integral multiples thereof shall be purchased.

                  (2) If the aggregate principal amount of Notes tendered pursuant to such Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds following the completion of the Asset Sale Offer for general corporate purposes (subject to the other provisions of this Indenture).

Upon completion of an Asset Sale Offer, the amount of Excess Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero, subject to any subsequent Asset Sale.

         (c) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 below, the successor shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of Company or its Subsidiaries deemed to be sold shall be deemed to be Net Available Cash for purposes of this covenant.

         (d) If at any time any non-cash consideration received by the Company or any Subsidiary in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Available Cash thereof shall be applied in accordance with this covenant.

         (e) Each Asset Sale Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the date the amount of Excess Proceeds exceeded $10 million, with a copy to the Trustee, and shall comply with the procedures set forth herein. Upon receiving notice of the Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1.00 in exchange for cash. To the extent Holders of Notes and holders of other Senior Subordinated Indebtedness, if any, which are or is the subject of an Asset Sale Offer properly tender Notes or such other Senior
Subordinated Indebtedness in an aggregate amount exceeding the amount of unapplied Excess Proceeds, Notes of tendering Holders and such other Senior Subordinated Indebtedness of tendering holders will be purchased on a PRO RATA basis (based on amounts tendered).

         (f) Upon surrender and cancellation of a Certificated Note that is purchased in part, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note, a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; PROVIDED that each such new Certificated Note shall be in a principal amount of $1.00 or an integral multiple thereof.

         (g) Upon surrender of a Global Note that is purchased in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note, as provided in Section 2.05(c) hereof.

         (h) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.11. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue thereof.

SECTION 4.12      LIMITATION ON AFFILIATE TRANSACTIONS

         (a) The  Company  shall  not,  and  shall  not  permit  any  Restricted
Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof:

                  (i) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

                  (ii) if such Affiliate Transaction involves an amount in excess of $1,000,000, (A) are set forth in writing and (B) have been approved by a majority of the disinterested members of the Board of Directors; and.

                  (iii) if such  Affiliate  Transaction  involves  an  amount in excess of $5,000,000 (other than such an Affiliate Transaction involving a Foreign Joint Venture or a New Joint Venture), have been determined by a nationally recognized investment banking or accounting firm having experience in such matters to be fair, from a financial point of view, to the Company and its Restricted Subsidiaries.

         (b) The provisions of the foregoing paragraph (a) shall not prohibit:

                  (i)  any  Restricted Payment  permitted to be paid pursuant to
         Section 4.09;

                  (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans or arrangements approved by the Board of Directors;

                  (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors;

                  (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $2,000,000 in the aggregate outstanding at any one time;

                  (v) Stock Purchase Loans or loans made by the Company to certain employees to pay taxes arising from the granting of stock to such employees in connection with confirmation of the Plan;

                  (vi) reasonable fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors;

                  (vii) any Affiliate Transaction (v) between the Company and a Restricted Subsidiary; (w) between Restricted Subsidiaries; (x) between the Company or a Restricted Subsidiary and a Foreign Joint Venture; (y) involving payments made pursuant to or contemplated by a Foreign Investment Agreement (as in effect on the Issue Date); or (z) between the Company or a Restricted Subsidiary, on the one hand, and P&G or KC, on the other, relating to technology licenses;

         PROVIDED that, no Affiliate of the Company other than a Restricted Subsidiary owns any Capital Stock in or otherwise has a material financial interest in any such Restricted Subsidiary or Joint Venture, as the case may be;

                  (viii) any transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date (as in effect on the Issue Date); and

                  (ix) the entering into by the Company and any of its consolidated Restricted Subsidiaries of a tax sharing or similar arrangement.

SECTION 4.13 LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

         The Company will not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock, except

         (i) to the Company or a Wholly Owned Restricted Subsidiary;

         (ii) the sale of 100% of the shares of the Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary effected in compliance with either Section 4.11 or Section 5.01 hereof;

         (iii) in the case of Restricted Subsidiaries other than Wholly Owned Restricted Subsidiaries, issuance of Capital Stock on a PRO RATA basis to all shareholders of such Restricted Subsidiary (or on less than a PRO rata basis to any such minority holder if such minority holder does not acquire its PRO RATA amount); and

         (iv) the sale of Capital Stock of a Restricted Subsidiary or issuance by a Restricted Subsidiary of Capital Stock if following such sale or issuance,
(x) such Restricted Subsidiary is no longer a Subsidiary, (y) the Company's continuing Investment in such former Restricted Subsidiary is in compliance with
Section 4.09 and (z) any sale of Capital Stock by the Company or such Restricted Subsidiary is made in compliance with Section 4.11.

SECTION 4.14      CHANGE OF CONTROL

                  (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (in integral multiples of $1.00) of such Holder's Notes pursuant to the offer described in this Section 4.14 (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on a record date to receive interest due on the related interest payment date that is on or prior to such date of purchase). Not later than 30 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

                  (b) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

SECTION 4.15      LIMITATION ON LIENS

         Except for (A) Liens securing Indebtedness Incurred under the Senior Credit Facilities and (B) Permitted Liens, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made, (i) in the case of the Company to secure the Notes and all other amounts due hereunder and (ii) in the case of a Note Guarantor, to secure such Note Guarantor's Note Guarantee and all other amounts due hereunder, in each case, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien.

SECTION 4.16      DESIGNATION OF UNRESTRICTED SUBSIDIARIES

         (a) The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" (a "Designation") only if:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

                  (ii)  at  the  time  of  and  after  giving   effect  to  such
         Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.08; and

                  (iii) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at such time) pursuant to Section 4.09(a) in an amount (the "Designation Amount") equal to the amount of the Company's Investment in such Subsidiary on such date.

Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction, or guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) unless such credit support or guarantee constitutes an Investment permitted pursuant to Section 4.09, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

         (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

                  (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

         (c) All Designations and Revocations must be evidenced by resolutions of the Board of Directors, delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.17      LIMITATION ON LAYERED INDEBTEDNESS

         (a) The  Company  shall  not,  and  shall  not  permit  any  Restricted
Subsidiary to, directly or indirectly, Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Notes or, in the case of Restricted Subsidiaries that are Note Guarantors, such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Note Guarantees of such Note Guarantors.

         (b) The Note Guarantors will not, directly or indirectly, Guarantee any Indebtedness of the Company that is subordinate in right of payment to any other Indebtedness of the Company unless such Guarantee is subordinate in right of payment to, or ranks pari passu with, the Note Guarantees of such Note Guarantors.

SECTION 4.18      COMPLIANCE CERTIFICATE

         The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

SECTION  4.19     WAIVER OF STAY,  EXTENSION OR USURY LAWS

         The Company and each of the Note Guarantors will not at any time, to the extent that they may lawfully not do so, insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Note Guarantors from paying all or any portion of the principal of or premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and, to the extent that they may lawfully do so, the Company and the Note Guarantors hereby expressly waive all benefit or advantage of any such law and expressly agree that they not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.20      INVESTMENT COMPANY ACT

         None of the Company or its Subsidiaries shall become an investment company subject to registration under the Investment Company Act of 1940, as amended.

SECTION 4.21      FURTHER INSTRUMENTS AND ACTS

         Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                          ARTICLE V. SUCCESSOR COMPANY

SECTION 5.01      MERGER, CONSOLIDATION AND SALE OF ASSETS

         (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's and its Restricted Subsidiaries' properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to any Person unless:

                  (i) either (1) the Company shall be the surviving or continuing entity or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof and
         (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance and observance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed;

                  (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect on a PRO FORMA basis to any Indebtedness, including any Acquired Indebtedness, Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.08;

                  (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect on a PRO FORMA basis to any Indebtedness, including any Acquired Indebtedness, Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing;

                  (iv) each Note Guarantor (including Persons which become Note Guarantors as a result of the transaction) shall have confirmed by Supplemental Indenture that its Note Guarantee shall apply for such Person's Guarantee Obligations in respect of this Indenture and the Notes; and

                  (v) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         The provisions of clause (ii) above shall not apply to (x) any transfer of the properties or assets of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary, (y) any merger of a Restricted Subsidiary into the Company or (z) any merger of the Company into a Restricted Subsidiary.

         Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company hereunder and under the Notes with the same effect as if such surviving entity had been named as such.

         (b) Each Note Guarantor (other than any Note Guarantor whose Note Guarantee is to be released in accordance with Section 11.06) will not, and the Company will not cause or permit any Note Guarantor to, consolidate with or merge into any Person that is not a Note Guarantor unless such Person (if such Person is the surviving entity) assumes by supplemental indenture all of the obligations of such Note Guarantor in respect of its Note Guarantee.

                       ARTICLE VI. DEFAULTS AND REMEDIES

SECTION 6.01      EVENTS OF DEFAULT

         The term "Event of Default," wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such event, and whether it shall be voluntary or involuntary, or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (1) the Company defaults in any payment of interest with respect to any Note when the same becomes due and payable, whether or not such payment shall be prohibited by Article X, and such default continues for a period of 30 days;

         (2) the Company (i) defaults in the payment of the principal of, or premium, if any, on any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by Article X or (ii) fails to redeem or purchase Notes when required pursuant to this Indenture or the Notes, whether or not such redemption or purchase shall be prohibited by Article X;

         (3) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to
Section 4.08, Section 4.09, Section 4.11, Section 4.14 and Section 5.01;

         (4) the Company fails to comply with any of its other agreements or covenants in or provisions of the Notes or this Indenture and such failure continues for 30 days after the notice specified below;

         (5) Indebtedness of the Company or any Significant Subsidiary is accelerated by the holders thereof because of a default and the total amount of such Indebtedness accelerated exceeds $15,000,000 or its foreign currency equivalent at the time;

         (6) any proceeding shall be instituted by or against the Company or any Significant Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against the Company or any Significant Subsidiary (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceedings shall occur;

         (7)(i) the commencement by the Company or any Significant Subsidiary of the Company of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company or any Significant Subsidiary of the Company to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary of the Company; or
(iii) the filing by the Company or any Significant Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law; or (iv) the consent by the Company or any Significant Subsidiary of the Company to the filing of such petition or to the appointment of or taking possession by a Custodian of the Company or any Significant Subsidiary of the

Company or of any substantial part of the Property of the Company or any Significant Subsidiary of the Company, or (v) the making by the Company or any Significant Subsidiary of the Company of an assignment for the benefit of creditors; or (vi) the admission by the Company or any Significant Subsidiary of the Company in writing of its inability to pay its debts generally as they become due; or (vii) the approval by stockholders of the Company or any Significant Subsidiary of the Company of any plan or proposal for the liquidation or dissolution of the Company or any Significant Subsidiary of the Company; or (viii) the taking of corporate action by the Company or any Significant Subsidiary of the Company in furtherance of any such action; or

         (8) any judgment or decree for the payment of money in excess of $15,000,000 above any applicable insurance coverage or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary, remains outstanding and unstayed for a period of 60 days following the entry of such judgment or decree; or

         (9) the Note Guarantee of any Note Guarantor ceases to be in full force and effect (other than (x) in accordance with the terms of such Note Guarantee or (y) with respect to any Note Guarantor that is not a Significant Subsidiary, as a result of the occurrence of an event described in clause (6) or clause (7) above) or any Note Guarantor denies or disaffirms its obligations under its Note Guarantee.

                  A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (3), (5) or (9) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (6) or (8), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02      ACCELERATION

         If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the Notes by written notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs, the principal of, premium, if any, and interest on all the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Holders of a majority in principal amount of the Notes by notice to the Trustee and the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03      OTHER REMEDIES

         The Company covenants that if an Event of Default specified in Section 6.01(1) or Section 6.01(2) occurs the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal, premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and upon Defaulted Interest at the rate or rates prescribed therefor in the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.07 hereof.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04      WAIVER OF PAST DEFAULTS

         The Holders of not less than a majority in principal amount of the Notes by notice to the Trustee may, on behalf of the Holders of all the Notes, waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any or interest on a Note (except a payment default resulting from an acceleration that has been rescinded) or (ii) in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected.

SECTION 6.05      CONTROL BY MAJORITY

         The Holders of not less than a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06      LIMITATION ON SUITS

         A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

         (1) the Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

         (2) the Holders of at least 25% in principal amount of the Notes have made a written request to the Trustee to pursue the remedy in respect of such Event of Default in its own name as Trustee hereunder;

         (3) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense to be Incurred in compliance with such request;

         (4) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

         (5) the Holders of a majority in principal amount of the Notes have not given the Trustee a direction inconsistent with the request during such 60-day period.

         A Noteholder  may not use this  Indenture  to  prejudice  the rights of
another   Noteholder  or  to  obtain  a  preference  or  priority  over  another
Noteholder.

SECTION 6.07      RIGHTS OF HOLDERS TO RECEIVE PAYMENT

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or the Redemption Dates or purchase dates provided for therein or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; PROVIDED, that prior to the occurrence of any event giving rise to the requirement that the Company make an Asset Sale Offer or Change of Control Offer, nothing contained in this Section 6.07 shall be deemed to require the consent of the Holders of 100% of the outstanding Notes to amend or supplement the provisions of Section 4.11 or Section 4.14, respectively, or any other provision of this Indenture or the Notes relating thereto.

SECTION  6.08     COLLECTION SUIT BY TRUSTEE

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing on the Notes for principal, premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and upon Defaulted Interest and the amounts provided for in Section 7.07.

SECTION 6.09      TRUSTEE MAY FILE PROOFS OF CLAIM

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, any Note Guarantor, their respective creditors or its respective property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee. In the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10      PRIORITIES

         Subject to the provisions of Article X and Article XII, if the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST:  to the Trustee for amounts due under Section 7.07;

                  SECOND:  if  the  Noteholders   proceed  against  the  Company
         directly without the Trustee in accordance with this Indenture, to the Noteholders for their collection costs;

                  THIRD: to the Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  FOURTH: to the Company or, to the extent the Trustee collects any amount pursuant to Article XI hereof from any Note Guarantor, to such Note Guarantor.

         The Trustee may fix a Record Date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such Record Date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11      UNDERTAKING FOR COSTS

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

SECTION 6.12      WAIVER OF STAY OR EXTENSION LAWS

         The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                              ARTICLE VII. TRUSTEE

SECTION 7.01      DUTIES OF TRUSTEE

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (e) money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (f) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (g) every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

SECTION 7.02      RIGHTS OF TRUSTEE

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute wilful misconduct or negligence.

         (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall have full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

         (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be Incurred by it in compliance with such request or direction.

SECTION 7.03      INDIVIDUAL RIGHTS OF TRUSTEE

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Note Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.10 and
Section 7.11.

SECTION 7.04      TRUSTEE'S DISCLAIMER

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

SECTION  7.05     NOTICE  OF DEFAULTS

         If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 30 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION 7.06      REPORTS BY TRUSTEE TO HOLDERS

         As promptly as practicable after each August 1 beginning with the August 1 following the date of this Indenture, and in any event prior to October 1 in each year, the Trustee shall mail to each Noteholder a brief report dated as of August 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and 313(c).

         A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.07      COMPENSATION AND INDEMNITY

         The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder.

         The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.

         The Company shall defend the claim and the Trustee shall cooperate in the defense of the claim; PROVIDED that the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel if the actual or potential defendants in, or the targets of, any such claim include both the Trustee and the Company and the Trustee shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Company.

         The Trustee will not, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment with respect to any claim in respect of which indemnification may be sought hereunder. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

         The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee Incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08      REPLACEMENT OF TRUSTEE

         The Trustee may resign at any time by so notifying the Company. The Holders of not less than a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

         (1)  the Trustee fails to comply with Section 7.10;

         (2)  the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4)  the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A  successor  Trustee  shall  deliver  a  written   acceptance  of  its
appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of not less than 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee

SECTION 7.09      SUCCESSOR TRUSTEE BY MERGER

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee, and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of authentication of the Trustee shall have.

SECTION 7.10      ELIGIBILITY; DISQUALIFICATION

         The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

SECTION 7.12      TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY

         Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, be set forth in writing and shall state any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.13      COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS

         The Company will furnish or cause to be furnished to the Trustee:

         (a) semi-annually, not later than 15 days after the Record Date for interest for the Notes, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Notes as of such Record Date, and

         (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that, so long as the Trustee is the Registrar, no such list shall be required to be furnished.

                ARTICLE VIII. DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01      DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE

         (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Notes have become due and payable, whether at Stated Maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at Stated Maturity or upon redemption all outstanding Notes, including interest accrued and unpaid thereon to Stated Maturity or such Redemption Date (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01
(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

         (b) Subject to Section 8.01 (c) and Section 8.02, the Company at any time may terminate:

                  (i) all its obligations under the Notes and this Indenture and the Guarantee Obligations of the Note Guarantors under the Note Guarantees, the Notes and the Indenture ("legal defeasance option") subject to the following which shall survive until otherwise terminated or discharged hereunder:

                  (A) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when payments are due from the trust referred to below;

                  (B) the Company's obligations with respect to such Notes under
         Section 2.03,  Section 2.04,  Section 2.06, Section 2.07, Section 2.09,
         Section 4.02, Section 4.03 and Section 4.04 hereof;

                  (C) RESERVED

                  (D) the rights,  powers,  trusts, duties and immunities of the
         Trustee  under  this   Indenture  and  the  Company's   obligations  in
         connection therewith,

                  (E) Article III hereof, and

                  (F)  this Article VIII; or

                  (ii) its obligations under Section 4.05 through Section 4.17 and the operation of Section 6.01(3) (but only as it applies to Section 5.01(a)(iii)), Section 6.01(5), Section 6.01(6), Section 6.01(7) and
         Section 6.01(8) (but, in the case of Section 6.01(6) and (7), with respect only to Significant Subsidiaries) or contained in Section 5.01(a)(iii) ("covenant defeasance option").

         The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(3), Section 6.01(4), and Section 6.01(9) or because of the failure of the Company to comply with Section 5.01(a)(iii). If the Company exercise its legal defeasance option or its covenant defeasance option, each Note
Guarantor  shall  be  released  from  all  of its  obligations  under  its  Note
Guarantee.

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (c)  Notwithstanding  clauses   (a)  and  (b)  above,   the   Company's
obligations in Section 8.04,  Section 8.05 and Section 8.06 shall survive.

SECTION 8.02      CONDITIONS TO DEFEASANCE

         The Company may exercise its legal defeasance option or its covenant defeasance option only if:

         (1) the Company irrevocably deposits in trust with the Trustee money or US Government Obligations for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

         (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment on the deposited US Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal of, premium, if any, and interest when due on all the Notes to Stated Maturity or redemption, as the case may be;

         (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(6) or (7) with respect to the Company occurs which is continuing at the end of the period;

         (4) the deposit does not result in a breach or violation of, or constitute a default under any other agreement or instrument binding on the Company or any of its Subsidiaries and is not prohibited by Article X;

         (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

         (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

         (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

         (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with;

         (9) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or the Note Guarantors or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company, the Note Guarantors or others; and

         (10) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the TIA (assuming for the purpose of this clause (10) that all Notes are in default within the meaning of such Act).

         Before  or  after  a  deposit,   the  Company  may   make  arrangements
satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article I.

SECTION 8.03      APPLICATION OF TRUST MONEY

         The Trustee shall hold in trust money or US Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from US Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes. Money and securities so held in trust are not subject to Article X.

SECTION 8.04      REPAYMENT TO COMPANY

         The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of, premium, if any, or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05      INDEMNITY FOR GOVERNMENT OBLIGATIONS

         The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited US Government
Obligations or the principal and interest received on such US Government Obligations.

SECTION 8.06      REINSTATEMENT

         If the Trustee or Paying Agent is unable to apply any money or US Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this
Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or US Government Obligations in accordance with this
Article VIII; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or US Government Obligations held by the Trustee or Paying Agent.

                             ARTICLE IX. AMENDMENTS

SECTION 9.01      WITHOUT CONSENT OF HOLDERS

         The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

         (1)  to cure any ambiguity, omission, defect or inconsistency;

         (2)  to comply with Article V;

         (3) to provide for uncertificated Notes in addition to or in place of Certificated Notes; PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

         (4) to make any change in Article X or Article XII that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article X or Article XII;

         (5) to add Guarantees with respect to the Notes or to secure the Notes;

         (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

         (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

         (8) to make any change that does not adversely affect the rights of any Noteholder.

         An amendment under this Section 9.01 may not make any change that adversely affects the rights under Article X or Article XII of any holder of Senior Indebtedness then outstanding unless the holders of such Senior
Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

         After an amendment under this Section 9.01 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02      WITH CONSENT OF HOLDERS

         The Company and the Trustee may amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any past Default or compliance with any provisions may also be waived with the consent of the Holders of not less than a majority of the principal amount of Notes then outstanding. However, without the consent of each Noteholder affected, an amendment may not:

         (1) reduce the amount of Notes whose Holders must consent to an amendment;

         (2) reduce the rate of or extend the time for payment of interest on any Note;

         (3)  reduce the principal of or extend the Stated Maturity of any Note;

         (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note must be redeemed in accordance with Article III;

         (5) make any Note payable in money other than that stated in the Note;

         (6) make any change in Article X or Article XII that adversely affects the rights of any Noteholder under Article X or Article XII;

         (7) make any change in Section 6.04 or Section 6.07 or the second sentence of this Section 9.02; or

         (8) make any change in any Note Guarantee that would adversely affect the Noteholders.

         It shall not be  necessary  for the consent of the  Holders  under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article X or Article XII of any holder of Senior Indebtedness then outstanding unless the holders of such Senior
Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

         After an amendment under this Section 9.02 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03      COMPLIANCE WITH TRUST INDENTURE ACT

         Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04      REVOCATION AND EFFECT OF CONSENTS AND WAIVERS

         A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

         The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a Record Date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 120 days after such Record Date.

SECTION 9.05      NOTATION ON OR EXCHANGE OF NOTES

         If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate and deliver a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.06      TRUSTEE TO SIGN AMENDMENTS

         The  Trustee  shall  sign any  amendment  authorized  pursuant  to this
Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment constitutes the legal, valid and binding obligation of the Company and each Note Guarantor, subject to customary exceptions.

SECTION 9.07      PAYMENT FOR CONSENT

         Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                     ARTICLE X. SUBORDINATION OF THE NOTES

SECTION 10.01     AGREEMENT TO SUBORDINATE

         The Company agrees, and each Noteholder by accepting a Note agrees, that the Obligations in respect of the Notes and the Indenture are subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior

Indebtedness. Only Obligations in respect of Senior Indebtedness will rank senior to the Obligations in respect of the Notes and the Indenture in accordance with the provisions set forth herein. The Notes shall in all respects rank PARI PASSU with, or be senior to, all other Indebtedness of the Company. All provisions of this Article X shall be subject to Section 10.02.

SECTION 10.02     LIQUIDATION, DISSOLUTION, BANKRUPTCY

         Upon any Insolvency or Liquidation Proceeding:

         (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of such Senior Indebtedness in cash or Cash Equivalents before Noteholders shall be entitled to receive any payment in respect of the Obligations in respect of the Notes and the Indenture; and

         (2) until such Senior Indebtedness is paid in full in cash or Cash Equivalents, any distribution to which Noteholders would be entitled but for this Article X shall be made to holders of such Senior Indebtedness as their interests may appear, except that Noteholders may receive (a) securities of a Person that are subordinated to such Senior Indebtedness to at least the same extent as the Notes are subordinated to (A) Senior Indebtedness of the Company and (B) any securities issued in exchange for Senior Indebtedness ("Subordinated Reorganization Securities") and (b) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof.

SECTION 10.03     DEFAULT ON SENIOR INDEBTEDNESS OF THE COMPANY

         The Company may not pay any amount in respect of the Obligations in respect of the Notes and the Indenture or make any deposit pursuant to Section
8.01 and may not repurchase, redeem or defease any Notes (collectively, "pay the Notes") (other than with Subordinated Reorganization Securities and payments and other distributions made from any defeasance trust created pursuant to Section
8.01 hereof) if (i) any Designated Senior Indebtedness of the Company is not paid when due or (ii) any other default on such Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full in cash or Cash Equivalents; PROVIDED, HOWEVER, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default (a "Blockage Notice") from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such
Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full in cash or Cash Equivalents of such Designated Senior Indebtedness or (iii) because the Representative of the holders of such Designated Senior Indebtedness shall have notified the Trustee that the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 10.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after such Payment Blockage Period. A Payment Blockage Period instituted pursuant to this Section
10.03 shall also be deemed to be a Payment  Blockage  Period pursuant to Section
12.03 hereof. During any 360-day period, the aggregate of all Payment Blockage Periods under this Article X and Article XII shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each consecutive 360-day period when no Payment Blockage Period is in effect. For purposes of this
Section 10.03, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days. SECTION 10.04 ACCELERATION OF PAYMENT OF NOTES


         If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representative) of the acceleration.

SECTION 10.05     WHEN DISTRIBUTION MUST BE PAID OVER

         If, in contravention of the provisions of this Article X, the Trustee or any Noteholder shall have received any payment or distribution before all Senior Indebtedness is paid in full in cash or Cash Equivalents, then such distribution shall be held in trust for the benefit of, and shall be forthwith paid over and delivered, to the holders of Senior Indebtedness as their interests may appear, or their Representative under the agreement pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness to the extent necessary to pay all Senior Indebtedness in full.

SECTION 10.06     SUBROGATION

         After all Senior Indebtedness of the Company is paid in full in cash or Cash Equivalents and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article X to holders of such Senior Indebtedness which otherwise would have been made to Noteholders is not, as between the Company and Noteholders, a payment by the Company on such Senior Indebtedness.

SECTION  10.07    RELATIVE RIGHTS

         This Article X defines the relative rights of Noteholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

         (1) impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Notes in accordance with their terms; or

         (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Noteholders.

SECTION 10.08     SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY

         No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 10.09     RIGHTS OF TRUSTEE AND PAYING AGENT

         Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; PROVIDED, HOWEVER, that, if the holders of an issue of Senior Indebtedness of the Company have a Representative, only the Representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing in Article VII shall deprive the Trustee of any of its rights as such holder Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION  10.10    DISTRIBUTION OR NOTICE TO REPRESENTATIVE

         Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

SECTION 10.11 ARTICLE 10 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE

         The failure to make a payment pursuant to the Notes by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Nothing in this Article X shall have any effect on the right of the Noteholders or the Trustee to accelerate the maturity of the Notes.

SECTION 10.12     TRUST MONEYS NOT SUBORDINATED

         Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of US Government Obligations held in trust under
Article VIII by the Trustee for the payment of principal of, premium, if any, and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article X, and none of the Noteholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

SECTION 10.13     TRUSTEE ENTITLED TO RELY UPON ANY PAYMENT OR DISTRIBUTION

         Pursuant to this Article X, the Trustee and the Noteholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (iii) upon the Representative for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section 7.01 and Section 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

SECTION 10.14     TRUSTEE TO EFFECTUATE SUBORDINATION

         Each Noteholder by accepting a Note authorizes and directs the Trustee on such Noteholder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of the Company as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 10.15     TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders, absent gross negligence or wilful misconduct, if it shall mistakenly pay over or distribute to Noteholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article X or otherwise.

SECTION 10.16 RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS

         Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

            ARTICLE XI. NOTE GUARANTEES; RELEASE OF NOTE GUARANTEES;
                           ADDITIONAL NOTE GUARANTEES

SECTION 11.01     NOTE GUARANTEES

         (a) Each Note Guarantor hereby unconditionally and irrevocably Guarantees to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "Guarantee Obligations"). Each Note Guarantor further agrees that the Guarantee Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Note Guarantor and that such Note Guarantor will remain bound under this Article XI notwithstanding any extension or renewal of any Guarantee Obligation.

         (b) Each Note Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guarantee Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Notes or the Guarantee Obligations. The obligations of each Note Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantee Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guarantee Obligations; or (f) any change in the ownership of any Note Guarantor.

         (c) Each Note Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guarantee Obligations.

         (d) Each Note Guarantee is, to the extent and in the manner set forth in Article XII, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of such Note Guarantor and is made subject to such provisions of this Indenture.

         (e) Except as expressly set forth in Section 8.01 (b) and Section 11.05, the Guarantee Obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantee Obligations or otherwise. Without limiting the generality of the foregoing, the Guarantee Obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Guarantee Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of each Note Guarantor or would otherwise operate as a discharge of such Note Guarantor as a matter of law or equity.

         (f) Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal, premium, if any, or interest on any Guarantee Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any or interest on any Guarantee Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guarantee Obligation, each Note Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash of Cash Equivalents, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guarantee Obligations, (ii) accrued and unpaid interest on such Guarantee Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guarantee Obligations of the Company to the Holders and the Trustee.

         (h) Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guarantee Obligations Guaranteed hereby until payment in full in cash or Cash Equivalents of all Guarantee Obligations and all obligations to which the Guarantee Obligations are subordinated as provided in Article XII. Each Note Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guarantee Obligations Guaranteed hereby may be accelerated as provided in Article VI for the purposes of such Note Guarantor's Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations Guaranteed hereby, and
(y) in the event of any declaration of acceleration of such Guarantee Obligations as provided in Article VI, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of this Section 11.01.

         (i) Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) Incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

SECTION 11.02     SUCCESSORS AND ASSIGNS

         This Article XI shall be binding upon each Note Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.03     NO WAIVER

         Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

SECTION 11.04     MODIFICATION

         No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION  11.05    LIMITATION OF NOTE GUARANTOR'S LIABILITY

         Each Note Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Note Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, federal and state fraudulent conveyance laws or any similar federal, state or foreign law. To effectuate the foregoing intention, the Holders and each Note Guarantor hereby irrevocably agrees that the obligations of each Note Guarantor under this Article XI shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the Guarantee Obligations of such other Note Guarantor under this
Article XI, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance under applicable federal, state or foreign law.

SECTION 11.06     RELEASE OF NOTE GUARANTEES

         In the event of a sale or other disposition of all or substantially all of the assets of any Note Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Note Guarantor, by way of merger, consolidation or otherwise, such Note Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Note Guarantor) will be released and relieved of any Guarantee Obligations under its Note Guarantee or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Note Guarantor) will not be required to enter into a Note Guarantee;

PROVIDED, in each case, that (i) such transaction is carried out pursuant to and in accordance with Section 4.11 and Section 5.01 (if applicable) hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.11 and Section 5.01 (if applicable) hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Note Guarantor from its obligations under its Note Guarantee.

SECTION 11.07     ADDITIONAL NOTE GUARANTEES

         In the event that any Subsidiary shall, as of or after the Issue Date, enter into a Guarantee of the Obligations in respect of the Senior Credit Facilities, the Company will cause such Subsidiary to execute a Guarantee (an "Additional Guarantee") of the Company's obligations under this Indenture and the Notes to the same extent that the Note Guarantors have Guaranteed the Guarantee Obligations pursuant to this Article XI, it being understood that such Additional Guarantee shall be subordinated in right of payment to Senior Indebtedness of such Additional Guarantor including Guarantees constituting Senior Indebtedness; PROVIDED, HOWEVER, each Subsidiary that becomes a Note Guarantor will be automatically and unconditionally released and discharged from its obligations under such Additional Guarantee in accordance with Section 11.06 above.

               ARTICLE XII. SUBORDINATION OF THE NOTE GUARANTEES

SECTION 12.01     AGREEMENT TO SUBORDINATE

         Each Note Guarantor agrees, and each Noteholder by accepting a Note agrees, that the Guarantee Obligations of such Note Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of such Note Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. Only Obligations in respect of Senior Indebtedness of each Note Guarantor shall rank senior to the Guarantee Obligations of such Note Guarantor in accordance with the provisions set forth herein. The Guarantee Obligations of each Note Guarantor shall in all respects rank PARI PASSU with, or be senior to, all other Indebtedness of such Note Guarantor.

SECTION 12.02     LIQUIDATION,  DISSOLUTION, BANKRUPTCY

         Upon any Insolvency or Liquidation Proceeding:

         (1) holders of Senior Indebtedness of such Note Guarantor shall be entitled to receive payment in full of such Senior Indebtedness in cash or Cash Equivalents before

Noteholders shall be entitled to receive any payment pursuant to the Note Guarantee of such Note Guarantor; and

         (2) until the Senior Indebtedness of such Note Guarantor is paid in full in cash or Cash Equivalents, any distribution to which Noteholders would be entitled but for this Article XII shall be made to holders of such Senior Indebtedness as their interests may appear, except that Noteholders may receive Subordinated Reorganization Securities and payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof.

SECTION 12.03     DEFAULT ON SENIOR INDEBTEDNESS OF NOTE GUARANTORS

         Each Note Guarantor may not make any payment pursuant to any of its Guarantee Obligations or repurchase, redeem or otherwise retire or defease any Notes or other Guarantee Obligations (collectively, "pay its Note Guarantee") (other than with Subordinated Reorganization Securities and payments and other distributions from any defeasance trust created pursuant to Section 8.01 hereof) if (i) any Designated Senior Indebtedness of the relevant Note Guarantor is not paid when due or (ii) any other default on Designated Senior Indebtedness of such Note Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,
(x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full in cash or Cash Equivalents; PROVIDED, HOWEVER, such Note Guarantor may pay its Note Guarantee without regard to the foregoing if such Note Guarantor and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of such Note Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Note Guarantor may not pay its Note Guarantee for the Payment Blockage Period commencing upon the receipt by the Trustee (with a copy to such Note Guarantor) of a Blockage Notice from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and such Note Guarantor from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full in cash or Cash Equivalents of such Designated Senior Indebtedness, or (iii) because a Representative of the holders of such Designated Senior Indebtedness has notified the Trustee that the default giving rise to such Blockage Notice is no longer continuing. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the first sentence of this Section 12.03), unless the holders of such Designated Senior Indebtedness of such Note Guarantor or the Representative of such holders has accelerated the maturity of such Designated Senior Indebtedness, such Note Guarantor may resume payments on its Note Guarantee after the end of such Payment Blockage Period. A Payment Blockage Period instituted pursuant to this
Section  12.03shall  also be deemed to be a Payment  Blockage

Period pursuant to Section 10.03 hereof. During any 360-day period, the aggregate of all Payment Blockage Periods under this Article XII and Article X with respect to any Note Guarantee shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each consecutive 360-day period with respect to each Note Guarantee when no Payment Blockage Period is in effect. For purposes of this Section 12.03, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

SECTION 12.04     DEMAND FOR PAYMENT

         If a  demand for  payment is made  on any  Note  Guarantor  pursuant to
Article XI, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of such Note Guarantor of such demand.

SECTION 12.05     WHEN DISTRIBUTION MUST BE PAID OVER

         If, in contravention of the provisions of this Article XII, the Trustee or any Noteholder shall have received any payment or distribution before all Senior Indebtedness of any Note Guarantor is paid in full in cash or Cash Equivalents, then such distribution shall be held in trust for the benefit of, and shall be forthwith paid over and delivered, to the holders of Senior Indebtedness of such Note Guarantor, as their interests may appear, or their Representative under the agreement pursuant to which Senior Indebtedness of such Note Guarantor may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness of such Note Guarantor to the extent necessary to pay all Senior Indebtedness of such Note Guarantor in full.

SECTION 12.06     SUBROGATION

         After all Senior Indebtedness of each Note Guarantor is paid in full in cash or Cash Equivalents and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article XII to holders of such Senior Indebtedness which otherwise would have been made to Noteholders is not, as between each Note Guarantor and Noteholders, a payment by such Note Guarantor on such Senior Indebtedness.

SECTION 12.07     RELATIVE RIGHTS

         This Article XII defines the relative rights of Noteholders and holders of Senior Indebtedness of each Note Guarantor. Nothing in this Indenture shall:

         (1) impair, as between each Note Guarantor and the Noteholders, the obligation of the such Note Guarantor, which is absolute and unconditional, to pay its Guarantee Obligations to the extent set forth in Article XI; or

         (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a default by any Note Guarantor under its Guarantee Obligations, subject to the rights of holders of Senior Indebtedness of such Note Guarantor to receive distributions otherwise payable to Noteholders.

SECTION  12.08    SUBORDINATION MAY NOT BE IMPAIRED BY NOTE GUARANTORS

         No right of any holder of Senior Indebtedness of any Note Guarantor to enforce the subordination of the Guarantee Obligations of such Note Guarantor shall be impaired by any act or failure to act by such Note Guarantor or by its failure to comply with this Indenture.

SECTION 12.09     RIGHTS OF TRUSTEE AND PAYING AGENT

         Notwithstanding Section 12.03, the Trustee or Paying Agent may continue to make payments on each Note Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article XII. The Company, each Note Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of any Note Guarantor may give the notice;
PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness of any Note Guarantor has a Representative, only the Representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article XII with respect to any Senior Indebtedness of any Note Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Article VII shall deprive the Trustee of any of its rights as such holder Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION  12.10    DISTRIBUTION OR NOTICE TO REPRESENTATIVE

         Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of any Note Guarantor, the distribution may be made and the notice given to their Representative (if any).

SECTION 12.11 ARTICLE 12 NOT TO PREVENT DEFAULTS UNDER THE NOTE GUARANTEES OR LIMIT RIGHT TO DEMAND PAYMENT

         The failure to make a payment pursuant to any Note Guarantee by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a default under such Note Guarantee. Nothing in this Article XII shall have any effect on the right of the Noteholders or the Trustee to make a demand for payment on any Note Guarantor pursuant to Article XI.

SECTION 12.12     TRUSTEE ENTITLED TO RELY UPON ANY PAYMENT OR DISTRIBUTION

         Pursuant to this Article XII, the Trustee and the Noteholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (iii) upon the Representative for the holders of Senior Indebtedness of any Note Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of such Note Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of such Note Guarantor to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Note Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section 7.01 and Section 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XII.

SECTION 12.13     TRUSTEE TO EFFECTUATE SUBORDINATION

         Each Noteholder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior

Indebtedness of any Note Guarantor as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 12.14 TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS OF NOTE GUARANTORS

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Note Guarantor and shall not be liable to any such holders, absent gross negligence or wilful misconduct, if it shall mistakenly pay over or distribute to Noteholders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise.

SECTION 12.15 RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS

         Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Note Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                          ARTICLE XIII. MISCELLANEOUS

SECTION 13.01     TRUST INDENTURE ACT CONTROLS

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 13.02     NOTICES

         Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

         if to the Company or any Note Guarantor:

                  Paragon Trade Brands, Inc.
                  180 Technology Parkway
                  Norcross, Georgia 30092
                  Attention:  Chief Financial Officer

         if to the Trustee:

                  Norwest Bank Minnesota, National Association
                  Sixth & Marquette
                  N9303-120
                  Minneapolis, Minnesota  55479
                  Attention:  Corporate Trust Services

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03     COMMUNICATION BY HOLDERS WITH OTHER HOLDERS

         Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

         Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

         (1)  an  Officers'   Certificate  in  form  and  substance   reasonably
satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

         Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

         (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

         (2) a brief  statement as to the nature and scope of the examination or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate are based;

         (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (3) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 13.06     WHEN NOTES DISREGARDED

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION  13.07    RULES BY TRUSTEE,  PAYING  AGENT AND REGISTRAR

         The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.08     LEGAL HOLIDAYS

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the State of Georgia. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.09     GOVERNING LAW

         (a) THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         (b) Each of the Company and each Note Guarantor hereby (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any Federal or state court sitting in The City of New York, (ii) waives, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum, (iii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding, (iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon each and may be enforced in the courts of the jurisdiction of which each is subject, respectively, by a suit upon judgment,
(v) agrees that service of process by mail to the addressed specified in Section
13.02 hereof shall constitute personal service of such process on it in any such suit, action or proceeding.

SECTION 13.10     NO RECOURSE AGAINST OTHERS

         No director, officer, employee, incorporator or stockholder of the Company or any Note Guarantor, as such, shall have any liability for any obligations of the Company or such Note Guarantor under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or such Note Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

SECTION 13.11     SUCCESSORS

         All agreements of the Company and each Note Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12     MULTIPLE ORIGINALS

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 13.13     TABLE OF CONTENTS; HEADINGS

         The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.14     SEVERABILITY

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.15     FURTHER INSTRUMENTS AND ACTS

         Upon request of the Trustee, the Company and each Note Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                                  PARAGON TRADE BRANDS, INC., as
                                                  Issuer



                                                  By: /s/ Alan J. Cyron
                                                     ---------------------------
                                                  Name: ALAN J. CYRON
                                                  Title: Chief Financial Officer



                                                  PTB INTERNATIONAL, INC.
                                                  as Guarantor



                                                  By: /s/ Alan J. Cyron
                                                     ---------------------------
                                                  Name: ALAN J. CYRON
                                                  Title: Chief Financial Officer



                                                  PTB ACQUISITION SUB, INC.
                                                  as Guarantor



                                                  By: /s/ Alan J. Cyron
                                                     ---------------------------
                                                  Name: ALAN J. CYRON
                                                  Title: Chief Financial Officer



                                                  PTB HOLDINGS, INC., as
                                                  Issuer



                                                  By: /s/ Alan J. Cyron
                                                     ---------------------------
                                                  Name: ALAN J. CYRON
                                                  Title: Chief Financial Officer

               [SIGNATURE PAGE TO INDENTURE DATED JANUARY 28, 2000
                        WITH PARAGON TRADE BRANDS, INC.]


                                                  NORWEST BANK MINNESOTA,
                                                  NATIONAL ASSOCIATION, as
                                                  Trustee


                                                  By: /s/ Jane Schweiger
                                                     ---------------------------
                                                  Name: JANE Y. SCHWEIGER
                                                  Title: Corporate Trust Officer

                                    EXHIBIT A
                               FORM OF GLOBAL NOTE

                               FACE OF GLOBAL NOTE

PARAGON TRADE BRANDS, INC.                                    CUSIP No 69912KAA5



THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO:

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO PARAGON TRADE BRANDS, INC. OR A SUCCESSOR THEREOF OR THE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF TDTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO, HAS AN INTEREST HEREIN.

         TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS WHICH COMPLY WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE, DATED AS OF JANUARY 28, 2000 AMONG PARAGON TRADE BRANDS, INC., AS ISSUER, AND PTB INTERNATIONAL, INC.,PTB ACQUISITION SUB, INC., AND PTB HOLDINGS, INC., AS GUARANTORS, AND NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, AS TRUSTEE, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

                                   GLOBAL NOTE

             REPRESENTING 11.25% SENIOR SUBORDINATED NOTES DUE 2005.

         Paragon Trade Brands, Inc., a Delaware corporation, for value received, hereby promises to pay to Cede & Co, or its registered assigns, the principal sum indicated on Schedule A hereof, on February 1, 2005.

         Interest Payment Dates: February 1 and August 1, commencing August 1, 2000.

         Record Dates: January 15 and July 15.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, Paragon Trade Brands, Inc. has caused this Note to be duly executed.



                                                     PARAGON TRADE BRANDS, INC.



                                                     By:
                                                        ------------------------
                                                        Name:
                                                             -------------------
                                                        Title:
                                                              ------------------


Attest:
        ------------------------

Dated:
        ------------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

Norwest Bank Minnesota, National Association, as Trustee, certifies that this is one of the Notes referred to in the Indenture.



By:
    --------------------------
      Authorized Signatory

                           REVERSE SIDE OF GLOBAL NOTE

                           PARAGON TRADE BRANDS, INC.

                                   GLOBAL NOTE

             REPRESENTING 11.25% SENIOR SUBORDINATED NOTES DUE 2005

1.  Indenture.

         This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "11.25% Senior Subordinated Notes Due 2005" (herein called the "Notes") limited in aggregate principal amount to $182,000,000, issued under an indenture dated as of January 28, 2000 (as amended or supplemented from time to time, the "Indenture") among the Company, as issuer, and PTB International, Inc., PTB Acquisition Sub, Inc. and PTB Holdings, Inc., as guarantors (collectively, the "Note Guarantors"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 US Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Note Guarantors, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

         The Indenture restricts, among other things, the Company's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens to secure PARI PASSU or subordinated indebtedness, sell stock of Restricted Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company, enter into certain transactions with affiliates or incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes. The Indenture permits, under certain circumstances, Restricted Subsidiaries of the Company to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

2.  Principal and Interest.

         Paragon Trade Brands, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on February 1, 2005.

         The Company shall pay interest at a rate of 11.25% per annum, from the Issue Date or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually in arrears on February 1 and August 1 of each year, commencing on August 1, 2000, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on January 15 or July 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         If the Company's Cash Flow for a period specified below is less than the amount specified for such period in the table below, then the Company may on the Interest Payment Date set opposite such period, at the Company's option and in its sole discretion, pay interest in additional Notes ("Secondary Securities") in lieu of the payment in whole or in part of interest in cash on the Notes; PROVIDED, HOWEVER, that the Company may at its option pay cash in lieu of issuing Secondary Securities in any denominations of less than $1.00.

------------------------------------- ----------------------------------- -----------------------------------
               PERIOD                     SPECIFIED CASH FLOWAMOUNT             INTEREST PAYMENT DATE
------------------------------------- ----------------------------------- -----------------------------------
      Issue Date--June 25, 2000                   $10,742,000                 First Interest Payment Date
------------------------------------- ----------------------------------- -----------------------------------
  June 26, 2000--December 31, 2000                $16,930,000                 Second Interest Payment Date
------------------------------------- ----------------------------------- -----------------------------------
    January 1, 2001--July 1, 2001                 $18,016,000                 Third Interest Payment Date
------------------------------------- ----------------------------------- -----------------------------------
   July 2, 2001--December 30, 2001                $20,253,000                 Fourth Interest Payment Date
------------------------------------- ----------------------------------- -----------------------------------

If, pursuant to this paragraph, the Company issues Secondary Securities in lieu of cash payment, in whole or in part, of interest, it shall give notice to the Trustee not less than five Business Days prior to the applicable Interest Payment Date, and shall instruct the Trustee (upon written order of the Company signed by an Officer of the Company given not less than five nor more than 45 days prior to such Interest Payment Date) to authenticate Secondary Securities, dated such Interest Payment Date, in a principal amount equal to the amount of interest not paid in cash in respect of this Security on such Interest Payment Date. Each issuance of Secondary Securities in lieu of cash payments of interest on the Securities shall be made PRO RATA with respect to the outstanding Securities. Any such Secondary Securities shall be governed by the Indenture and shall be subject to the same terms (including the maturity date and the rate of interest from time to time payable thereon) as this Security (except, as the case may be, with respect to the title, issuance date and aggregate principal amount). The term "Notes" shall include the Secondary Securities that may be issued under the Indenture. Except as otherwise allowed by the foregoing, interest shall be paid in cash.

         Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

         To the extent lawful, the Company shall pay interest on overdue principal, overdue premium and Defaulted Interest (without regard to any applicable grace period) at the interest rate borne on this Note. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.11 or Section 4.13 of the Indenture, or otherwise.

3.  RESERVED.

4.  Method of Payment.

         The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest, other than such interest paid in Secondary Securities, shall be paid by check mailed to the registered Holders at their registered addresses; PROVIDED that all such payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Payments of interest made in Secondary Securities shall be made by mailing such Secondary Securities to the registered Holders at their registered addresses.

5.  Paying Agent and Registrar.

         Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying

Agent or Registrar. The Company or any of its Affiliates may act as Paying Agent or Registrar, provided that if the Company or such Affiliate is acting as Paying Agent, the Company or such Affiliate shall segregate all funds and Secondary Securities held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee Note Guarantees.

6.  Guarantees

         This Note is initially entitled to the benefits of the Note Guarantees made by PTB International, Inc., a Delaware corporation, PTB Acquisition Sub, Inc., a Delaware corporation, and PTB Holdings, Inc., an Ohio corporation, and may thereafter be entitled to Note Guarantees made by other Note Guarantors for the benefit of the Holders of Notes. Each present Note Guarantor has, and each future Note Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise. A Note Guarantor shall be released from its Note Guarantee upon the terms and subject to the conditions set forth in the Indenture.

7.  Subordination.

         This Note and the Note Guarantees are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness. Each of the Company and the Note Guarantors agrees, and each Holder by accepting a Note agrees, to the subordination provisions set forth in the Indenture, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

8.  Redemption.

         Except as set forth in the following paragraph, the Notes are not redeemable at the option of the Company prior to February 1, 2003. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, on at least 30 calendar days' but not more than 60 calendar days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning February 1 of the years indicated below:


                  YEAR                                    PERCENTAGE
                  ----                                    ----------

                  2003                                    5.6250%

                  2004                                    2.8125%


         In addition, at any time and from time to time prior to February 1, 2003 the Company, at its option, may redeem in the aggregate up to 35.0% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 11.25% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment
Date); provided, however, that at least 65.0% of the original principal amount of the Notes must remain outstanding after each such redemption; and provided, further, that each such redemption shall occur within 60 days of the date of closing of the related Public Equity Offering.

9.  Notice of Redemption.

         At least 20 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall deliver to the Trustee and send, by first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register, a notice of redemption.

         If fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption; provided that the Trustee may select for redemption portions (equal to $1.00 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1.00 (Notes in denominations of $1.00 or less may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

10. Repurchase at the Option of Holders upon Change of Control.

         Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1.00, pursuant to a Change of Control Offer, at a purchase price in cash equal to

101% of the principal amount of such Notes (or portions thereof) plus accrued and unpaid interest to the Change of Control Payment Date.

         Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder with a copy to the Trustee. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

         Prior to complying with the provisions of the Indenture governing Change of Control Offers, but in any event within 30 calendar days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by the provisions of the Indenture governing Change of Control Offers.

11.  Repurchase at the Option of Holders upon Asset Sale.

         If at any time the Company or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $10 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a pro rata basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess
Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the to the date of purchase by the Company pursuant to an Asset Sale Offer (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

         Within 30 calendar days of the date the amount of Excess Proceeds exceeds $10 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the to the date of purchase by the Company pursuant to an Asset Sale Offer.

12.  The Global Note.

         So long as this Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Note Guarantors, the Trustee and any agent of the Company, the Note Guarantors or the Trustee as the absolute owner of this Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Note Guarantors, the Trustee or any agent of the Company, the Note Guarantors or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

         The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

         Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Asset Sale Offer or an exchange for Certificated Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; PROVIDED that this Global Note shall be in a principal amount of $1.00 or an integral multiple of $1.00.

13.  RESERVED.

14.  Transfer and Exchange.

         A Holder may transfer or as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture.

15.  Denominations.

         The Notes are issuable only in registered form without coupons in denominations of $1.00 and integral multiples thereof of principal amount.

16.  Discharge and Defeasance.

         Subject to certain conditions, the Company at any time may terminate some or all of the obligations of the Company and the Note Guarantors under the Notes, the Note Guarantees and the Indenture if the Company irrevocably deposits in trust with the Trustee cash or US Government Obligations for the payment of principal, premium, if any, interest on the Notes to redemption or maturity, as the case may be.

17.  Amendment, Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any past Default and its consequences or any compliance with any provisions of the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes; (ii) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Company under the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (iv) to secure the Notes; (v) to cure any ambiguity, omission, defect or inconsistency in the Indenture, provided that such actions shall not adversely affect the interests of the Holders of Notes in any material respect; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (vii) to evidence the agreement or acknowledgment of a Restricted Subsidiary that it is a Note Guarantor for all purposes under the Indenture (including, without limitation, Article XII thereof).

18.  Defaults and Remedies.

         Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) a default in the payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued for 30 calendar days after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes); (iv) acceleration of Indebtedness of the Company or any of its Significant Subsidiaries in an amount in excess of $15 million in the aggregate; (v) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; (vi) certain undischarged judgments not covered by insurance in excess of $15 million against the Company or any of its Significant Subsidiaries; or (vii) the Note Guarantee of any Note Guarantor ceasing for certain reasons to be in full force and effect (other than in accordance with the terms of the Indenture) or any Note Guarantor denying or disaffirming its obligations under its Note Guarantee.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

         Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest or premium that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

19.  Individual Rights of Trustee.

         Subject to certain limitations imposed by the TIA, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Note Guarantors or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

20.  No Recourse Against Certain Others.

         No director, officer, employee, incorporator or stockholder of the Company or any Note Guarantor, as such, shall have any liability for any obligations of the Company or such Note Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or such Note Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

21.  Authentication.

         This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

22.  Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

23.  CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

24.  Governing Law.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture Requests may be made to:

                  Paragon Trade Brands, Inc.

                  180 Technology Parkway

                  Norcross, Georgia 30092

                  Attention:  Chief Financial Officer

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT.

The initial principal amount at maturity of this Note shall be $146,000,000. The following decreases/increase in the principal amount in denominations of $1.00 or integral multiples thereof at maturity of this Note have been made:


Total Principal  Amount        Notation     Decrease        Increase       Made by or on  Date of
                 at                         in              in             Behalf of      Maturity
                 Maturity                   Principal       Principal      Trustee

                                   ASSIGNMENT

(To be executed by the registered Holder if such Holder desires to transfer this Note).

FOR VALUE RECEIVED                   hereby sells, assigns and transfers  unto
                   -----------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

(Please print name and address of transferee)

PLEASE INSERT SOCIAL SECURITY OR OTHER

TAX IDENTIFYING NUMBER OF TRANSFEREE.

--------------------------------------.



This Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint
                                      ------------------------------------------
Attorney to transfer this Note on the Note Register, with full power of substitution.

Dated:
      ------------------


------------------------                              --------------------------
Signature of Holder                                   Signature Guaranteed



NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE

(check as appropriate).

_____    In  connection  with  the  Change  of Control  Offer made  pursuant  to
         Section  4.13 of the  Indenture, the undersigned hereby elects to have:

         _____    the entire principal amount; or

         _____ $________________ ($1.00 in principal amount or an integral multiple thereof) of this Note repurchased by the Company.

         The undersigned hereby directs the Trustee or Paying Agent to

         _____    pay it; or

         _____    pay ______________________

         an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest to the Change of Control Payment Date.

_____ In connection with the Asset Sale Offer made pursuant to Section 4.10 of the Indenture, the undersigned hereby elects to have:

         _____    the entire principal amount

         _____ $________________ ($1.00 in principal amount or an integral multiple thereof), of this Note repurchased by the Company.

         The undersigned hereby directs the Trustee or Paying Agent to

         _____    pay it; or

         _____    pay _________________

         an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest to the to the date of purchase by the Company pursuant to an Asset Sale Offer.

Dated: _______________.




------------------------                              --------------------------
Signature of Holder                                   Signature Guaranteed

NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                    EXHIBIT B

                           FORM OF CERTIFICATED NOTE.

                           FACE OF CERTIFICATED NOTE.

PARAGON TRADE BRANDS, INC.                             CUSIP No 69912KAA5.

                    11.25% SENIOR SUBORDINATED NOTE DUE 2005.

         PARAGON TRADE BRANDS, INC., a Delaware corporation, for value received, hereby promises to pay to __________________________, or its registered assigns, the principal amount of ____________, on February 1, 2005.

         Interest Payment Dates: February 1 and August 1, commencing August 1, 2000.

         Record Dates: January 15 and July 15.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, PARAGON TRADE BRANDS, INC. has caused this Note to be duly executed.



                                                     PARAGON TRADE BRANDS, INC.



                                                     By:
                                                        ------------------------
                                                        Name:
                                                             -------------------
                                                        Title:
                                                              ------------------


Attest:
        ------------------------
Dated:
        ------------------------

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

Norwest Bank Minnesota, National Association, as Trustee, certifies that this is one of the Notes referred to in the Indenture.



                                                  By:
                                                      --------------------------
                                                      Authorized Signatory

                   REVERSE SIDE OF INITIAL CERTIFICATED NOTE.

                           PARAGON TRADE BRANDS, INC.

                    11.25% SENIOR SUBORDINATED NOTE DUE 2005.

1.  Indenture.

         This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its 11.25% Senior Subordinated Notes Due 2005" (herein called the "Notes") limited in aggregate principal amount to $146,000,000, exclusive of any Secondary Securities, issued under an indenture dated as of January 28, 2000 (as amended or supplemented from time to time, the "Indenture") among the Company, as issuer, and PTB International, Inc., PTB Acquisition Sub, Inc. and PTB Holdings, Inc., as guarantors (collectively, the "Note Guarantors"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 US Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Note Guarantors, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

         The Indenture restricts, among other things, the Company's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens to secure pari passu or subordinated indebtedness, sell stock of Restricted Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company, enter into certain transactions with affiliates or incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes. The Indenture permits, under certain circumstances, Restricted Subsidiaries of the Company to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

2.  Principal and Interest.

         Paragon Trade Brands, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on February 1, 2005.

         The Company shall pay interest at a rate of 11.25% per annum, from the Issue Date or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually in arrears on February 1 and August 1 of each year, commencing on August 1, 2000, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on January 15 or July 15 as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         If the Company's Cash Flow for a period specified below is less than the amount specified for such period in the table below, then the Company may on the Interest Payment Date set opposite such period, at the Company's option and in its sole discretion, pay interest in additional Notes ("Secondary Securities") in lieu of the payment in whole or in part of interest in cash on the Notes; PROVIDED, HOWEVER, that the Company may at its option pay cash in lieu of issuing Secondary Securities in any denominations of less than $1.00.

------------------------------------- ----------------------------------- -----------------------------------
               PERIOD                     SPECIFIED CASH FLOWAMOUNT             INTEREST PAYMENT DATE
------------------------------------- ----------------------------------- -----------------------------------
      Issue Date--June 25, 2000                   $10,742,000                 First Interest Payment Date
------------------------------------- ----------------------------------- -----------------------------------
  June 26, 2000--December 31, 2000                $16,930,000                 Second Interest Payment Date
------------------------------------- ----------------------------------- -----------------------------------
    January 1, 2001--July 1, 2001                 $18,016,000                 Third Interest Payment Date
------------------------------------- ----------------------------------- -----------------------------------
   July 2, 2001--December 30, 2001                $20,253,000                 Fourth Interest Payment Date
------------------------------------- ----------------------------------- -----------------------------------

If, pursuant to this paragraph, the Company issues Secondary Securities in lieu of cash payment, in whole or in part, of interest, it shall give notice to the Trustee not less than five Business Days prior to the applicable Interest Payment Date, and shall instruct the Trustee (upon written order of the Company signed by an Officer of the Company given not less than five nor more than 45 days prior to such Interest Payment Date) to authenticate Secondary Securities, dated such Interest Payment Date, in a principal amount equal to the amount of interest not paid in cash in respect of this Security on such Interest Payment Date. Each issuance of Secondary Securities in lieu of cash payments of interest on the Securities shall be made PRO RATA with respect to the outstanding Securities. Any such Secondary Securities shall be governed by the Indenture and shall be subject to the same terms (including the maturity date and the rate of interest from time to time payable thereon) as this Security (except, as the case may be, with respect to the title, issuance date and aggregate principal amount). The term "Notes" shall include the Secondary Securities that may be issued under the Indenture. Except as otherwise allowed by the foregoing, interest shall be paid in cash.

         Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

         To the extent lawful, the Company shall pay interest on overdue principal, overdue premium and Defaulted Interest (without regard to any applicable grace period) at the interest rate borne on this Note. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.10 or Section 4.13 of the Indenture, or otherwise.

3.  RESERVED.

4.  Method of Payment.

         The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest, other than such interest paid in Secondary Securities, shall be paid by check mailed to the registered Holders at their registered addresses; PROVIDED that all such payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Payments of interest made in Secondary Securities shall be made by mailing such Secondary Securities to the registered Holders at their registered addresses.

5.  Paying Agent and Registrar.

         Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its Affiliates may act as Paying Agent or Registrar, provided that if the Company or such Affiliate is acting as Paying Agent, the Company or such Affiliate shall segregate all funds and Secondary Securities held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee Note Guarantees.

6.  Note Guarantees.

         This Note is initially entitled to the benefits of the Note Guarantees made by PTB International, Inc., a Delaware corporation, PTB Acquisition Sub, Inc., a Delaware corporation, and PTB Holdings, Inc., an Ohio corporation, and may thereafter be entitled to Note Guarantees made by other Note Guarantors for the benefit of the Holders of Notes. Each present Note Guarantor has, and each future Note Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, and interest on the Notes, expenses, indemnification or otherwise. A Note Guarantor shall be released from its Note Guarantee upon the terms and subject to the conditions set forth in the Indenture.

7.  Subordination.

         This Note and the Note Guarantees are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness. Each of the Company and the Note Guarantors agrees, and each Holder by accepting a Note agrees, to the subordination provisions set forth in the Indenture, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

8.  Redemption.

         Except as set forth in the following paragraph, the Notes are not redeemable at the option of the Company prior to February 1, 2003. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, on at least 30 calendar days' but not more than 60 calendar days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning February 1 of the years indicated below:


                  YEAR                                    PERCENTAGE
                  ----                                    ----------

                  2003                                    5.6250%

                  2004                                    2.8125%


         In addition, at any time and from time to time prior to February 1, 2003 the Company, at its option, may redeem in the aggregate up to 35.0% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 111.25% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); PROVIDED, HOWEVER, that at least 65.0% of the original principal amount of the Notes must remain outstanding after each such redemption; and provided, further, that each such redemption shall occur within 60 days of the date of closing of the related Public Equity Offering.

9.  Notice of Redemption.

         At least 20 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall deliver to the Trustee and send, by first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register, a notice of redemption.

         If fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption; provided that the Trustee may select for redemption portions (equal to $1.00 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1.00 (Notes in denominations of $1.00 or less may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

10. Repurchase at the Option of Holders upon Change of Control.

         Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1.00, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount of such Notes (or portions thereof) plus accrued and unpaid interest to the Change of Control Payment Date.

         Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder with a copy to the Trustee. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the purchase price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

         Prior to complying with the provisions of the Indenture governing Change of Control Offers, but in any event within 30 calendar days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by the provisions of the Indenture governing Change of Control Offers.

11.  Repurchase at the Option of Holders upon Asset Sale.

         If at any time the Company or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $10 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a pro rata basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess
Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase by the Company pursuant to an Asset Sale Offer (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

         Within 30 calendar days of the date the amount of Excess Proceeds exceeds $10 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the to the date of purchase by the Company pursuant to an Asset Sale Offer.

12.  RESERVED.

13.  Transfer and Exchange.

         A Holder may transfer or as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture.
The Registrar need not register the transfer or exchange of Certificated Notes or portions thereof selected for redemption (except, in the case of a Certificated Note to be redeemed in part, the portion of such Certificated Note not to be redeemed) or any Certificated Notes for a period of 15 calendar days before a selection of Notes to be redeemed.

14.  Denominations.

         The Notes are issuable only in registered form without coupons in denominations of $1.00 and integral multiples thereof of principal amount; provided that Certificated Notes, except those issued pursuant to Section 2.06(a), shall be subject to a minimum denomination of $250,000.

15.  Discharge and Defeasance.

         Subject to certain conditions, the Company at any time may terminate some or all of the obligations of the Company and the Note Guarantors under the Notes, the Note Guarantees and the Indenture if the Company irrevocably deposits in trust with the Trustee cash or US Government Obligations for the payment of principal, premium, if any, interest on the Notes to redemption or maturity, as the case may be.

16.  Amendment, Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any past Default and its consequences or any compliance with any provisions of the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes; (ii) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Company under the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (iv) to secure the Notes; (v) to cure any ambiguity, omission, defect or inconsistency in the Indenture, provided that such actions shall not adversely affect the interests of the Holders of Notes in any material respect; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (vii) to evidence the agreement or acknowledgment of a Restricted Subsidiary that it is a Note Guarantor for all purposes under the Indenture (including, without limitation, Article XII thereof).

17.  Defaults and Remedies.

         Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) a default in the payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued for 30 calendar days after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes); (iv) a default in the payment of Indebtedness acceleration of the Company or any of its Significant Subsidiaries Indebtedness in an amount in excess of $15 million in the aggregate; (v) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; (vi) certain undischarged judgments not covered by insurance in excess of $15 million against the Company or any of its Significant Subsidiaries; or (vii) the Note Guarantee of any Note Guarantor ceasing certain reasons to be in full force and effect (other than in accordance with the terms of the Indenture) or any Note Guarantor denying or disaffirming its obligations under its Note Guarantee.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

         Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest or premium that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

18.  Individual Rights of Trustee.

         Subject to certain limitations imposed by the TIA, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Note Guarantors or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

19.  No Recourse Against Certain Others.

         No director, officer, employee, incorporator or stockholder of the Company or any Note Guarantor, as such, shall have any liability for any obligations of the Company or such Note Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or such Note Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

20.  Authentication.

         This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

21.  Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

22.  CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

23.  Governing Law.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture Requests may be made to:

                  PARAGON TRADE BRANDS, INC.

                  180 Technology Parkway

                  Norcross, Georgia 30092

                  Attention:  Chief Financial Officer

                                   ASSIGNMENT

(To be executed by the registered Holder if such Holder desires to transfer this Note).

FOR VALUE RECEIVED                   hereby sells, assigns and transfers  unto
                   -----------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

(Please print name and address of transferee)

PLEASE INSERT SOCIAL SECURITY OR OTHER

TAX IDENTIFYING NUMBER OF TRANSFEREE.

--------------------------------------.



This Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint
                                      ------------------------------------------
Attorney to transfer this Note on the Note Register, with full power of substitution.

Dated:
      ------------------


------------------------                              --------------------------
Signature of Holder                                   Signature Guaranteed



NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE

(check as appropriate).

_____    In  connection  with  the  Change  of Control  Offer made  pursuant  to
         Section  4.13 of the  Indenture, the undersigned hereby elects to have:

         _____    the entire principal amount; or

         _____ $________________ ($1.00 in principal amount or an integral multiple thereof) of this Note repurchased by the Company.

         The undersigned hereby directs the Trustee or Paying Agent to

         _____    pay it; or

         _____    pay ______________________

         an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest to the Change of Control Payment Date.

_____ In connection with the Asset Sale Offer made pursuant to Section 4.10 of the Indenture, the undersigned hereby elects to have:

         _____    the entire principal amount

         _____ $________________ ($1.00 in principal amount or an integral multiple thereof), of this Note repurchased by the Company.

         The undersigned hereby directs the Trustee or Paying Agent to

         _____    pay it; or

         _____    pay _________________

         an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest to the to the date of purchase by the Company pursuant to an Asset Sale Offer.

Dated: _______________.




------------------------                              --------------------------
Signature of Holder                                   Signature Guaranteed

NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.